AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998
REGISTRATION NO.     333-

==========================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
--------------------------------------------------------------------------

                              FORM S-4
                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------
                  PLAYSTAR WYOMING HOLDING CORP.
      (Exact name of Registrant as specified in its charter)

           WYOMING                        7999                ________________
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
of incorporation)                Classification Code Number) Identification No.)

                  PlayStar Wyoming Holding Corp.
                    60 Nevis Street, 2nd Floor
                            St. John's
                            Antigua BW1
                            West Indies
                          (268) 562-0073
   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

---------------------------------------------------------------------------

                      Mr. William F.E. Tucker
                             Chairman
                  c/o Corporation Service Company
                          80 State Street
                    Albany, New York 12207-2543
                          (518) 433-4740
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

---------------------------------------------------------------------------

                             Copy to:

                       Paul J. Pollock, Esq.
                      Piper & Marbury L.L.P.
                    1251 Avenue of the Americas
                   New York, New York 10020-1104
                          (212) 835-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

---------------------------------------------------------------------------

                  CALCULATION OF REGISTRATION FEE
========================================================================
   Title of Each                  Proposed    Proposed
     Class of                      Maximum     Maximum
    Securities         Amount     Offering    Aggregate   Amount of
       to be           to be        Price     Offering   Registration
    Registered       Registered  Per Unit(1)    Price      Fee (2)
-----------------------------------------------------------------------
Ordinary Shares     18,128,744     $0.62  $11,239,821.28  $3,315.75
=======================================================================


(1) The maximum number of Ordinary Shares of PlayStar Limited that may be offered to the holders of Common Stock of PlayStar Corporation in the transaction.


(2) The registration fee was calculated pursuant to Rule 457(f) as 0.0295 of one percent of $11,239,821.28, the average of the high and low prices per share of PlayStar Corporation Common Stock as quoted on OTCBB on April 15, 1998 multiplied by 18,128,744, the maximum number of shares of PlayStar Corporation Common Stock which may be exchanged for Ordinary Shares in the Reorganization.

             -----------------------------------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(A), may determine.

Dear Stockholder:

      The Board of Directors of PlayStar Corporation ("PlayStar Delaware") and the holders of more than 66-2/3% of the outstanding shares of PlayStar Delaware's Common Stock (the "Consenting Holders") have approved the reorganization (the "Reorganization") of PlayStar Delaware pursuant to which PlayStar Delaware will be merged with and into a wholly-owned subsidiary, PlayStar Wyoming Holding Corp. ("PlayStar Wyoming"); and immediately thereafter PlayStar Wyoming will obtain Articles of Continuance from the Director of International Business Corporations, Antigua, and thereby will become an Antigua corporation ("PlayStar Antigua").

     Accompanying this letter is an Information Statement/Prospectus describing in more detail the reorganization and related matters.

      The Board of Directors and the Consenting Holders believe that the reorganization will enable PlayStar Delaware to create better returns for its stockholders. The continuance of PlayStar Delaware into Antigua will allow us to organize our international business activities so that we will be able to benefit from more favorable business, tax and financing environments than would be available to us if the parent were to continue to be a United States corporation. The continuance into Antigua will minimize corporate income taxes because PlayStar Antigua will become an international business corporation (an "IBC") which will pay no Antigua corporate income taxes under the Antigua tax system. By contrast, the United States Internal Revenue Code imposes corporate income tax on the worldwide income of United States corporations. The United States system imposes significant unnecessary legal and regulatory restrictions and compliance costs for companies such as PlayStar Delaware that conduct substantially all of their operations outside the United States. These costs will be minimized to the extent that our operations are conducted after the reorganization by PlayStar Antigua or its foreign subsidiaries.

      At the effective time of the Reorganization, the holders of shares of the Common Stock, $.0001 par value per share, will become holders of PlayStar Antigua's Ordinary Shares (the "Ordinary Shares"). The Ordinary Shares will have substantially the same attributes as PlayStar Delaware's Common Stock and will be listed on the OTC Bulletin Board under the symbol "PSCKF." For United States federal income tax purposes, the exchange of PlayStar Delaware Common Stock for Ordinary Shares of PlayStar Antigua should be a nontaxable transaction in which no gain or loss would be recognized by exchanging stockholders. However, PlayStar Delaware stockholders who are United States persons that directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization could be subject to materially adverse United States federal income tax consequences as a result of the Reorganization.

      Please carefully read the accompanying Information Statement/Prospectus for details of the reorganization and related information. In addition, exchanging stockholders, especially stockholders of PlayStar Delaware who are United States persons that directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization, should consult their own tax advisors as to the United States federal, state and local, as well as non-United States, tax consequences of the Reorganization.

      Thank you for your attention.

                                    Sincerely,

                                    Julius Patta
                                    PRESIDENT

                        PLAYSTAR CORPORATION
                         1 East North Street
                        Dover, Delaware 19901


          -----------------------------------------------------------

              NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
                         ON _________ , 1998
                           TO BE EFFECTIVE
                  ON [20th day after date of notice]

          -----------------------------------------------------------

To the Stockholders of
PLAYSTAR CORPORATION

      Notice is hereby given that on April __, 1998, the Board of Directors and the holders of more than 66-2/3% of the outstanding shares of PlayStar Corporation, a Delaware corporation ("PlayStar Delaware"), have considered and approved (i) an Agreement and Plan of Merger, a copy of which is attached as Annex I to the accompanying Information Statement/Prospectus, pursuant to which PlayStar Delaware will be merged with and into PlayStar Wyoming Holding Corp., a newly formed Wyoming company ("PlayStar Wyoming") and (ii) an Application for Certificate of Transfer, a copy of which is attached as Annex II to the accompanying Information Statement/Prospectus, upon the acceptance of which and the issuance of the Certificate of Transfer by the Secretary of State of the State of Wyoming, PlayStar Wyoming will obtain Articles of Continuance from the Director of International Business Corporations, Antigua, and thereby will become an Antigua company through a continuation procedure under Wyoming and Antigua law, all as more fully described in the accompanying Information
Statement/Prospectus. The foregoing transactions are expected to become effective on [insert 20th day following the date of the notice].

      This notice, the Information Statement/Prospectus and the other materials that are enclosed herewith are sent to you by order of the Board of Directors of PlayStar Delaware.

                                    By Order of the Board of
                                    Directors


                                    William F.E. Tucker
                                    SECRETARY

St. Johns, Antigua
April __, 1998

                        PLAYSTAR CORPORATION

                INFORMATION STATEMENT TO STOCKHOLDERS
         ---------------------------------------------------

           PLAYSTAR WYOMING HOLDING CORP./PLAYSTAR LIMITED

           PROSPECTUS FOR UP TO 18,128,744 ORDINARY SHARES
         ---------------------------------------------------



      This Information Statement/Prospectus ("Information Statement/Prospectus") is being furnished to stockholders of PlayStar Corporation, a Delaware corporation ("PlayStar Delaware"), in connection with the proposed reorganization (the "Reorganization") pursuant to which PlayStar Delaware will obtain Articles of Continuance from the Director of International Business Corporations, Antigua, and will thereby become an Antigua corporation by merging (the "Merger") PlayStar Delaware with and into a newly formed Wyoming corporation, PlayStar Wyoming Holding Corp. ("PlayStar Wyoming"), with PlayStar Wyoming being the surviving corporation; and, immediately thereafter, PlayStar Wyoming will become an Antigua corporation ("PlayStar Antigua") pursuant to a continuation procedure under Antigua and Wyoming law. The Reorganization will be effected pursuant to an Agreement and Plan of Merger, dated as of [April] __, 1998 (the "Merger Agreement"), between PlayStar Delaware and PlayStar Wyoming, and the Application for Certificate of Transfer of PlayStar Wyoming (the "Application for Certificate of Transfer"). Upon consummation of the Merger, each outstanding share of common stock, par value $.0001 per share, of PlayStar Delaware (the "Common Stock") (other than those shares, if any, held by PlayStar Delaware in its treasury) will be automatically converted into one share of Common Stock, par value $.0001 per share, of PlayStar Wyoming (the "PlayStar Wyoming Shares") and, upon the issuance of the Certificate of Transfer of PlayStar Wyoming (the "Certificate of Transfer") by the Secretary of State of the State of Wyoming and obtaining the Articles of Continuance from the Director of International Business Corporations, Antigua, the PlayStar Wyoming Shares will be automatically converted into Ordinary Shares, par value U.S. $.0001 per share (the "Ordinary Shares"), of PlayStar Antigua. PlayStar Delaware and its subsidiaries, PlayStar Limited, a Channel Islands corporation ("PlayStar Limited"), and Antigua Casino & Sportsbook Limited, an Antigua corporation ("Antigua Casino," and together with PlayStar Limited, the "Subsidiaries"), together with PlayStar Wyoming and PlayStar Antigua are sometimes collectively referred to herein as "PlayStar."

      PlayStar Delaware Common Stock is currently listed on the OTC Bulletin Board ("OTCBB") under the symbol "PSCK" and, immediately following the Reorganization, the Ordinary Shares will be listed on the OTCBB under a similar symbol, "PSCKF." The last reported sale price for the PlayStar Delaware Common Stock on the OTCBB on April 15, 1998, was $0.62. Currently, there is no established public trading market for the Ordinary Shares.

     FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE REORGANIZATION, SEE "RISK FACTORS," BEGINNING ON PAGE 13.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement/Prospectus is first being mailed to the stockholders of PlayStar Delaware on or about April __, 1998.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE DATE OF THIS INFORMATION  STATEMENT/PROSPECTUS IS APRIL __, 1998.

                        AVAILABLE INFORMATION

      PlayStar Delaware is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by PlayStar Delaware may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60611; and at 7 World Trade Center, Suite
1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Website is http://www.sec.gov. The PlayStar Delaware Common Stock is listed on the OTCBB. Commencing after the consummation of the Reorganization, PlayStar Antigua will file such reports and other information under the Exchange Act.

      PlayStar Wyoming has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Ordinary Shares offered hereby. This Information Statement/Prospectus, which constitutes a part of that Registration Statement, does not contain all the information set forth in that Registration Statement and the exhibits related thereto. Statements made in this Information Statement/Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; and while PlayStar Wyoming believes the descriptions of the material provisions of such contracts, agreements and other documents contained in this Information Statement/Prospectus are accurate summaries of such material provisions, reference is made to such contract, agreement or other document filed as an Annex to this Information Statement/Prospectus and as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

      This Information Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from William F.E. Tucker, Chairman and Chief Executive Officer of PlayStar, West Dunes, 44 South Road, Paget PG 04, Bermuda. In order to ensure timely delivery of the documents, any request should be made by date five business days prior to the date on which the final investment decision must be made.

      Upon completion of the Reorganization, the Ordinary Shares will be listed on the OTCBB. At the time of such listing, the PlayStar Delaware Common Stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS INFORMATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

      Neither delivery of this Information Statement/Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of PlayStar since the date of this Information Statement/Prospectus.

     ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      PlayStar Antigua is an Antigua company, certain of its officers and directors will be residents of various jurisdictions outside the United States and its Antigua counsel, Roberts & Company, St. John's, Antigua, is a resident of Antigua. All or a substantial portion of the assets of PlayStar Antigua and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States court judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act. Notwithstanding the foregoing, PlayStar Antigua has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving Corporation Service Company, its United States agent appointed for that purpose. PlayStar Antigua has been advised by its Antigua counsel, Roberts & Company, St. John's, Antigua, that there is doubt as to whether Antigua courts would enforce (a) judgments of United States courts obtained in actions against such persons or PlayStar Antigua that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought against PlayStar Antigua or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and Antigua providing for such enforcement, and there are grounds upon which Antigua courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Antigua courts as contrary to that nation's policy.

                          TABLE OF CONTENTS

                                                                 Page


SUMMARY OF SECURITIES TO BE RECEIVED IN CONNECTION WITH
   THE REORGANIZATION............................................7

SUMMARY OF THE REORGANIZATION....................................8

PER SHARE MARKET VALUE OF PLAYSTAR ANTIGUA AND PLAYSTAR
   DELAWARE.....................................................12

RISK FACTORS....................................................13
   History of Losses and Company's Ability to Continue as a
      Going Concern.............................................13
   Government Regulation........................................13
   Need for Additional Financing................................14
   Certain Tax Consequences.....................................14
   Absence of Prior Market......................................15
   The Internet Gaming Industry Generally.......................15
   Technological Changes/Competition............................15
   Risks of Foreign Operations..................................16
   Dependence on Key Personnel..................................16
   Patents, Copyrights and Trade Secrets........................16
   Future Sales of Common Stock; Exercise of Options and
      Warrants..................................................17
   Possible Volatility of Stock Price...........................17
   Potential Anti-Takeover Effect...............................17

THE REORGANIZATION..............................................18
   General......................................................18
   Background and Reasons for the Reorganization................18

THE MERGER AGREEMENT AND APPLICATION FOR CERTIFICATE OF
   TRANSFER.....................................................19
   General......................................................19
   Amendment/Termination........................................20
   Effective Time...............................................20
   Rights of Dissenting Stockholders............................20
   Exchange of Share Certificates...............................20
   Stock Option Plan............................................21
   Stock Listing................................................21
   Accounting Treatment of the Reorganization...................21

CERTAIN TAX CONSIDERATIONS......................................21
   United States Federal Income Tax Consequences................21
   Definition of United States Holder...........................22
   The Reorganization of PlayStar...............................22
      Receipt of Ordinary Shares................................23
      Reporting Requirements....................................24
   The Continuing Business Operations of PlayStar...............24
      Taxation of PlayStar Antigua..............................24
      Taxation of Stockholders - United States Holders..........25
         Taxation of Dividends..................................25

         Taxation of Dispositions of Ordinary Shares............26
         Passive Foreign Investment Company Rules...............26
         Foreign Personal Holding Company Rules.................29
         Personal Holding Company Rules.........................29
         Controlled Foreign Corporation Rules...................30
      Taxation of Stockholders - Non-United States Holders......30
      United States Backup Withholding Tax and Information
        Reporting...............................................31
   Antigua Tax Consequences.....................................31
   Canadian Tax Consequences....................................31

DESCRIPTION OF PLAYSTAR ANTIGUA CAPITAL STOCK...................33
   Capitalization...............................................33
   Voting and Other Rights......................................33
   Dividend Rights..............................................34
   Changes in Capitalization....................................34
   Reduction of Capital and Purchase of Shares..................34
   Transfer of Shares...........................................34
   Preference Shares............................................34

COMPARISON OF STOCKHOLDER RIGHTS................................35
   Stockholder Approval of Business Combinations................35
   Absence of Required Vote for Certain Mergers.................35
   Appraisal Rights.............................................36
   Special Meetings of Stockholders.............................36
   Distributions and Dividends; Repurchases and Redemptions.....36
   Vacancies on Board of Directors..............................37
   Removal of Directors.........................................37
   Inspection of Books and Records..............................37
   Amendment of Charter.........................................37
   Amendment of By-Laws.........................................37
   Indemnification of Directors and Officers....................38
   Limited Liability of Directors...............................38

PRO FORMA FINANCIAL INFORMATION.................................39

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.......41

BUSINESS OF PLAYSTAR............................................43
   Introduction.................................................43
   Description of Business of PlayStar..........................43
      PlayStar..................................................43
      PlayStar Limited and Antigua Casino.......................43
   Customers and Marketing......................................44
   Research and Development.....................................44
   Employees....................................................45
   Properties...................................................45
   Competition..................................................45
   Patents, Copyrights and Trade Secrets........................45
   Regulation...................................................46

   Legal Proceedings............................................47

MANAGEMENT......................................................47
   Executive Compensation.......................................47
   Indemnification..............................................48
   Certain Relationships and Related Transactions...............49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
   MANAGEMENT...................................................49

LEGAL MATTERS...................................................50

EXPERTS.........................................................51

FINANCIAL STATEMENTS...........................................F-1

       SUMMARY OF SECURITIES TO BE RECEIVED IN CONNECTION WITH
                          THE REORGANIZATION

      THE FOLLOWING IS A SUMMARY OF THE SECURITIES TO BE RECEIVED IN THE REORGANIZATION BY HOLDERS OF PLAYSTAR DELAWARE COMMON STOCK. THIS SUMMARY IS
QUALIFIED IN ITS  ENTIRETY BY THE MORE  DETAILED  INFORMATION  CONTAINED IN THIS
INFORMATION STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS INFORMATION STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY.


SECURITY RECEIVED IN EXCHANGE
FOR PLAYSTAR DELAWARE
COMMON STOCK IN THE
REORGANIZATION.................Each   share  of   PlayStar   Delaware
                               Common  Stock  will  be  automatically
                               converted  into one Ordinary  Share of
                               PlayStar Antigua.

TAX CONSEQUENCES...............The  receipt  of  Ordinary  Shares  in
                               exchange   for   shares  of   PlayStar
                               Delaware  Common Stock should not be a
                               taxable  exchange  for  an  exchanging
                               stockholder.  However,  an  exchanging
                               stockholder  who  is a  United  States
                               person that  directly,  indirectly  or
                               by  attribution  owns  10% or  more of
                               the  outstanding   stock  of  PlayStar
                               Delaware at the Effective  Time of the
                               Reorganization  could  be  subject  to
                               materially   adverse   United   States
                               federal income tax  consequences  as a
                               result  of  the  Reorganization.   See
                               "Certain Tax Considerations."

ELECTION PROCEDURE.............As of the Effective Time of the Merger,
                               stockholders  who do  not  exercise
                               their   statutory dissenters'   rights
                               will automatically  become  owners  of
                               the Ordinary Shares without taking any
                               action.

DIVIDENDS......................Holders  of  Ordinary  Shares  will be entitled  to  receive,  at  any  time,
                               such  dividends  as  declared  by  the
                               Board   of   Directors   of   PlayStar
                               Antigua.

REDEMPTION.....................The  Ordinary  Shares are not  subject to redemption.

VOTING RIGHTS..................One  vote  per  Ordinary   Share  with
                               respect  to matters  submitted  to the
                               stockholders of PlayStar Antigua.

STOCK LISTING .................OTC Bulletin Board.

                    SUMMARY OF THE REORGANIZATION

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES. CERTAIN CAPITALIZED
TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION STATEMENT/PROSPECTUS.

PLAYSTAR DELAWARE..............PlayStar   Delaware   is   a   holding
                               company,     which,     through    its
                               wholly-owned  subsidiaries,   PlayStar
                               Limited   and   Antigua   Casino,   is
                               primarily   engaged   in  an   on-line
                               gaming  business and the  licensing of
                               property  to such  business.  PlayStar
                               Delaware's   principal   offices   are
                               located   at  c/o   United   Corporate
                               Services,  Inc., 15 East North Street,
                               Dover,    Delaware   19901.   PlayStar
                               Delaware's  telephone  number is (441)
                               236-9621.

PLAYSTAR WYOMING/ANTIGUA.......PlayStar  Wyoming is  a newly  formed
                               Wyoming company  and  a  wholly-owned
                               subsidiary of PlayStar Delaware.
                               PlayStar Wyoming was  formed for the
                               purpose of  effectuating  the reorga-
                               nization of PlayStar Delaware as an
                               Antigua corporation. At the effective
                               time of  the Reorganization, PlayStar
                               Delaware will be merged with and into
                               PlayStar Wyoming, which,  pursuant to
                               a  statutory  continuation  procedure,
                               will become an  Antigua corporation
                               and, through the Subsidiaries continue
                               to  conduct  the  business in   which
                               PlayStar is  now  engaged.  PlayStar
                               Antigua's principal  offices  will be
                               located  at 60 Nevis Street, St. John's,
                               Antigua BW1, West Indies.

THE REORGANIZATION
GENERAL........................The  Board of  Directors  of  PlayStar
                               Delaware has unanimously  approved and
                               the  holders  of more than  66-2/3% of
                               the  outstanding   PlayStar   Delaware
                               Common    Stock    (the    "Consenting
                               Holders")  have  approved,  a proposed
                               corporate      reorganization     (the
                               "Reorganization")  pursuant  to  which
                               PlayStar Antigua,  an Antigua company,
                               will  succeed to the  business  of the
                               PlayStar        companies.         The
                               Reorganization    will   be   effected
                               pursuant to the Merger  Agreement  and
                               the  Application  for  Certificate  of
                               Transfer,    copies   of   which   are
                               attached  hereto  as Annex I and Annex
                               II,  respectively,  and the  terms  of
                               which  are   incorporated   herein  by
                               reference.  After the  consummation of
                               the  Reorganization,  PlayStar Antigua
                               will,    through   the   Subsidiaries,
                               continue to conduct the  businesses in
                               which the PlayStar  companies  are now
                               engaged.  The relative  voting  rights
                               of PlayStar  Delaware  stockholders as
                               stockholders of PlayStar  Antigua will
                               not   change   as  a  result   of  the
                               Reorganization.        See        "The
                               Reorganization,"    "Description    of
                               PlayStar   Antigua  Capital  Stock  --
                               Voting     and     Other      Rights,"
                               "Comparison  of  Stockholder"  and the
                               Pro   Forma   Financial   information,
                               included elsewhere herein.

REASONS FOR THE
REORGANIZATION.................The Board of Directors  of PlayStar  Delaware and
                               the Consenting Holders believe that the continuation into Antigua will allow PlayStar Delaware to organize its international business activities to take maximum advantage of business, tax and financing environments which are more favorable than those available in the United States. In particular, the Board of Directors of PlayStar Delaware and the Consenting Holders have approved the Reorganization for the following reasons: (a) the creation of an Antigua parent corporation will reduce corporate income taxes because, unlike the United States tax system which imposes corporate income tax on the worldwide income of United States corporations, Antigua imposes no corporate income taxes on the income of an Antigua IBC. Income taxes will therefore be reduced to the extent operations are conducted after the Reorganization by PlayStar Antigua or its foreign (i.e., non-United States) subsidiaries; (b) the Reorganization may, in certain circumstances, have a favorable effect on PlayStar Antigua's ability to sell assets or raise additional capital in the future; (c) the corporate structure in the form proposed by the Reorganization will provide greater management flexibility and control, as well as a more suitable corporate structure for expansion of its current business and future acquisitions and diversification opportunities; and (d) after the Reorganization, the regulatory and legal compliance costs, as well as the legal restrictions on the business activities of PlayStar will be reduced.

THE REORGANIZATION.............The Reorganization will be accomplished through the merger of PlayStar Delaware with and into PlayStar Wyoming, which will be the surviving corporation in the Merger, at which time each outstanding share of PlayStar Delaware Common Stock (other than shares of PlayStar Delaware Common Stock held by PlayStar Delaware in its treasury) will, subject to the exercise of statutory dissenters' rights, be automatically converted into one outstanding share of PlayStar
                               Wyoming   Common   Stock. Immediately  after the
                               Merger, PlayStar Wyoming will,through a statutory continuation procedure, become PlayStar Antigua, at which time each outstanding share of PlayStar Wyoming Common Stock will be automatically converted into one Ordinary Share subject to dissenters' appraisal rights. See "The Merger Agreement and Application for Certificate of Transfer," and "Description of PlayStar Antigua Capital Stock".

EFFECTIVE TIME.................The    Reorganization    will   become
                               effective  (the  "Effective  Time") at
                               the  close  of  business  on the  date
                               that a certificate  of merger is filed
                               with   the    Delaware   and   Wyoming
                               Secretary  of  State  as  required  by
                               Delaware  and  Wyoming  law and at the
                               time the  Certificate  of  Transfer is
                               issued  by the  Wyoming  Secretary  of
                               State and the Articles of  Continuance
                               are  obtained  from  the  Director  of
                               International  Business  Corporations,
                               Antigua.       PlayStar       Delaware
                               anticipates  that  the  Reorganization
                               will become  effective on or about May
                               ___, 1998.

DIVIDENDS......................Holders  of  Ordinary  Shares  will be entitled  to  receive,  at  any  time,
                               such  dividends as are declared by the
                               Board   of   Directors   of   PlayStar
                               Antigua.  PlayStar  Antigua  currently
                               intends to retain  earnings for use in
                               its respective  capital  requirements.
                               The   payment  of  any   future   cash
                               dividends  on the  Ordinary  Shares is
                               necessarily    dependent    upon   the
                               earnings   and   financial   needs  of
                               PlayStar Antigua, respectively,  along
                               with applicable  legal and contractual
                               restrictions.   See   "Description  of
                               PlayStar   Antigua  Capital  Stock  --
                               Dividend Rights."

LIQUIDATION....................In the  event  of  the  liquidation  of
                               PlayStar Antigua, holders of   Ordinary
                               Shares will participate  in the  assets
                               of  PlayStar  Antigua  pari passu  with
                               the holders  of any  other  class  of
                               ordinary shares outstanding.

VOTING RIGHTS..................Each  Ordinary  Share will be entitled
                               to  one   vote  in  the   affairs   of
                               PlayStar  Antigua.   See  "Description
                               of PlayStar  Antigua  Capital Stock --
                               Voting and Other Rights".

COMPARISON OF RIGHTS OF
STOCKHOLDERS...................The   principal   attributes   of  the
                               PlayStar  Delaware  Common  Stock  and
                               the PlayStar  Antigua  Ordinary Shares
                               will be  similar.  However,  there are
                               certain    differences   between   the
                               rights of stockholders  under Delaware
                               law  and  Antigua  law.  In  addition,
                               there  will  be  differences   between
                               PlayStar  Delaware's   Certificate  of
                               Incorporation  and Bylaws and PlayStar
                               Antigua's  Articles of Continuance and
                               By-Laws.     See     "Comparison    of
                               Stockholder Rights".

TAX CONSIDERATIONS.............The  following  is a brief  summary of the United States  federal  income tax
                               consequences  of  the   Reorganization
                               and is not  intended to be, nor should
                               it be construed  to be,  advice to any
                               particular   stockholder  of  PlayStar
                               Delaware.   Stockholders  of  PlayStar
                               Delaware  should consult their own tax
                               advisors   with   respect   to   their
                               particular   circumstances.   A   more
                               detailed   summary  of   certain   tax
                               consequences of the  Reorganization is
                               set    out    under    "Certain    Tax
                               Considerations"   in  the   discussion
                               contained    in    this    Information
                               Statement/Prospectus.   There  are  no
                               regulations,   published   rulings  or
                               judicial  decisions  directly on point
                               with  respect  to  certain  aspects of
                               the  Reorganization and the securities
                               to   be   issued   pursuant   thereto.
                               Accordingly,  unqualified  conclusions
                               on  certain   matters,   as  indicated
                               below,  are  not  possible.   PlayStar
                               Delaware  does not intend to request a
                               ruling   from   the   United    States
                               Internal  Revenue Service ("IRS") with
                               respect    to   the    Reorganization.
                               Stockholders   are  urged  to  consult
                               their  own  tax  advisors  as  to  the
                               particular  tax  consequences  to them
                               of the Reorganization.

                               The  receipt  of  Ordinary  Shares by
                               United States stockholders in exchange
                               for PlayStar  Delaware  Common  Stock
                               should  not  be  a  taxable  exchange
                               for an exchanging stockholder. However,
                               an  exchanging  stockholder who  is a
                               United States  person that  directly,
                               indirectly or by attribution owns 10%
                               or more of the outstanding  stock of
                               PlayStar  Delaware  at the Effective
                               Time of the Reorganization  could be
                               subject  to  materially adverse
                               United  States  federal  income  tax
                               consequences  as  a  result  of  the
                               Reorganization.  In  addition,
                               subsequent to  the  Reorganization, a
                               stockholder of PlayStar  Antigua who
                               is a United  States person  could be
                               subject to potentially adverse United
                               States   federal  income  tax
                               consequences  if PlayStar  Antigua
                               becomes a "passive foreign investment
                               company"  as  defined   under  United
                               States   federal   income  tax  law.

                               STOCKHOLDERS  ARE  ADVISED TO READ THE
                               MORE  DETAILED   SUMMARY  OF  THE  TAX
                               CONSEQUENCES  OF  THE  REORGANIZATION,
                               AS  SET  FORTH  UNDER   "CERTAIN   TAX
                               CONSIDERATIONS".

RIGHTS OF DISSENTING
 STOCKHOLDERS..................Under  applicable  Delaware  law,  the holders of  PlayStar  Delaware  Common
                               Stock  are  entitled  to   dissenters'
                               appraisal    rights,     subject    to
                               compliance  with  the  procedures  set
                               forth in Section  262 of the  Delaware
                               General  Corporation Law (the "DGCL"),
                               in      connection       with      the
                               Reorganization.    See   "The   Merger
                               Agreement    and    Application    for
                               Certificate  of  Transfer -- Rights of
                               Dissenting Stockholders".

RISK FACTORS...................See "Risk  Factors"  for a  discussion
                               of   certain   risk   factors   to  be
                               considered  in  connection   with  the
                               Reorganization  and the  ownership  of
                               the   Ordinary   Shares  of   PlayStar
                               Antigua.

STOCK EXCHANGE  LISTING.... ...There  is  currently no    established
                               public   trading   market  for  the
                               Ordinary Shares. Immediately following
                               the Reorganization, the  Ordinary
                               Shares  will  be listed on  the  OTCBB
                               under the symbol "PSCKF," a symbol
                               which is similar to that  under which
                               the  PlayStar Delaware Common Stock is
                               currently listed.   See  "The
                               Reorganization -- Stock Listing".

EXCHANGE AGENT.................InterWest Transfer Company,  Inc. will act as  Exchange  Agent in  connection
                               with the Reorganization.


  PER SHARE MARKET VALUE OF PLAYSTAR ANTIGUA AND PLAYSTAR DELAWARE


      Until the Effective Time of the Reorganization, there will be no market for the PlayStar Antigua Ordinary Shares although it is anticipated that the Ordinary Shares will be approved for trading on the Nasdaq OTC Bulletin Board. On March 19, 1997 the Common Stock of PlayStar Delaware was approved for trading on the OTCBB. The following table sets forth, for the periods indicated, the range of the high and low bid quotations (as reported by NASDAQ). The bid quotations set forth below, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions:


                                             High        Low
    Fiscal Year Ended June 30, 1997
       Third Quarter (from March 19, 1997)   $2.50      $0.25
       Fourth Quarter..................      $2.50      $1.00

    Fiscal Year Ended June 30, 1998
       First Quarter...................      $2.9375    $1.00
       Second Quarter..................      $3.125     $0.38
       Third Quarter ..................      $1.01       $.42
       Fourth Quarter (through April 15,
          1998)                              $0.70       $.61



      On April 1, 1998, the last reported sales price of the PlayStar Delaware Common Stock, as reported by the OTCBB was $0.70. As of April __, 1998, there were ___ holders of record of PlayStar Delaware's Common Stock. PlayStar has not declared or paid any cash dividends on its Common Stock since its inception, and PlayStar's Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon PlayStar's results of operations, financial condition, cash requirements and other factors deemed relevant by PlayStar's Board of Directors.

                            RISK FACTORS

      The information contained in this report contains "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Actual results may materially differ from those projected in the forward looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. An investment in the Common Stock offered hereby is speculative in nature and involves a high degree of risk. Accordingly, PlayStar Delaware stockholders should carefully read this entire Information Statement/Prospectus and the following risk factors should be considered carefully in evaluating the Reorganization, PlayStar Antigua and its proposed businesses.

History of Losses and Company's Ability to Continue as a Going Concern

      PlayStar is a development stage company and the operations of it and its subsidiaries are subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. PlayStar has incurred net losses since its inception and will continue to incur losses. From its inception on October 3, 1996 through December 31, 1997, PlayStar incurred a cumulative net loss of $1,202,456, including a net loss of $386,528 for the three months ended December 31, 1997. PlayStar should be evaluated in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products and technologies. Due to a number of factors, the ability to commercialize the products and technology of the Subsidiaries, PlayStar does not believe that revenues generated by the Subsidiaries will be sufficient to support its operations in fiscal 1998. Therefore, in the foreseeable future, PlayStar believes that such expenses will increase its net losses, and there can be no assurance that PlayStar will ever be profitable.

Government Regulation

      PlayStar's Subsidiaries must adhere to the legal requirements of each jurisdiction in which they operate or offer their services. In the United States, the ownership and operation of land-based gaming facilities (other than sports wagering) has traditionally been regulated on a state by state basis. Although the vast majority of states have legalized some forms of gaming activities, there can be no assurance that the activities of the Subsidiaries will be sanctioned in any particular jurisdiction. PlayStar will confront similar legal obstacles in each jurisdiction in which a user of the Subsidiaries' Internet gaming services is located. On October 27, 1997, the Senate Judiciary Committee approved a bill (S-474) introduced by Senator John Kyl of Arizona, which would prohibit gaming on the Internet in the United States (the "Bill"). If passed as law, the Bill would classify gaming over the Internet as a federal offense. While the Bill allows for intrastate wagering via the Internet, the Bill prohibits interstate bets. Individuals convicted of operating an Internet gaming business in the United States could be punished by up to four years in jail and a fine equal to the greater of $20,000 or the aggregate amount of bets received by the operator. Under the Bill, Internet gaming would be a federal crime even if the states in which bets are placed had legalized the practice. The Bill also requires the Secretary of State and the Secretary of the Treasury to seek an international agreement to enforce the law. On February 4, 1998, the House Crime Subcommittee held a hearing to discuss issues related to Internet gaming and the House version of the Bill. The House version of the Bill would permit Internet gaming if such activities are legal in the bettor's jurisdiction and in the jurisdiction in which the server is located.

      If the Bill becomes law, it could have a significant effect on PlayStar's operations. The Subsidiaries might be forced to cease all marketing and promotional activities in the United States to ensure that no solicitation of

United States citizens occurs. Since the Bill also prohibits United States citizens from gaming on the Internet, the Subsidiaries may be expected to lose a significant portion of their customer base if the Bill becomes law. Moreover, if, as the Bill contemplates, an international agreement is reached to prohibit Internet gaming, PlayStar would be forced to cease all operations.

      Certain entities engaged in the Internet gaming business have been the subject of criminal complaints at the state level. For example, in September 1997, the Minnesota Court of Appeals considered a consumer protection complaint and concluded that an Internet gambling service with operations located outside of Minnesota was subject to personal jurisdiction in Minnesota because the company conducted commercial activities in the state over the Internet. See Minnesota v. Granite Gate Resorts, Inc., 568 N.W.2d 715 (1997).

      In the future, Antigua Casino may seek to offer wagering services on sporting events. The use of the Internet for such services may violate the United States federal wire statute. Due to the relatively recent existence of wagering over the Internet, the laws dealing with this application are not well developed. However, on March 4, 1998, the United States Attorney for the Southern District of New York indicted 14 owners and managers of six Internet sports betting companies headquartered in the Caribbean and Central America. All of the individuals were charged with conspiracy to transmit bets and wagers on sporting events via the Internet in violation of the Federal wire statute. The indictments were made in spite of the fact that the companies operated by the defendants were licensed to conduct gaming operations, including one which was licensed by the Government of Antigua. Although management believes that the Subsidiaries are in compliance with all applicable existing regulations in those countries in which they intend to offer wagering services, there can be no assurance that the United States authorities will not try to assert jurisdiction against PlayStar if Antigua Casino seeks to offer such services. A determination that the activities of offshore companies offering wagering services on sporting events violates applicable United States law could expose the officers and directors of PlayStar to criminal indictment in the United States and could require the Subsidiaries to discontinue offering sports wagering services in the United States. Such an occurrence may have a material adverse effect on the operations of PlayStar.

Need for Additional Financing

      After the consummation of the Reorganization, PlayStar will need significant additional funds to satisfy the operating and capital requirements of its Subsidiaries. PlayStar estimates that the total amount of capital required to proceed with current operations and to bring the Subsidiaries' products and services to market will be approximately $2,000,000. As of March 30, 1998, PlayStar had only $200,000 of cash. Accordingly, management will have to raise additional capital through additional sales of unregistered shares of its Common Stock conducted under exemptions provided by the Securities Act or by the rules of the Commission. In addition, changes in PlayStar's business or business plan or unexpected expenses could also affect PlayStar's capital requirements in the future. PlayStar's future capital requirements will depend on many factors, including, but not limited to, the cost of marketing activities, whether it can successfully market its Subsidiaries' products and services, the rate of market acceptance, the scope of research and development programs, and competing technological and market developments. If additional financing is needed, it might not be available on terms acceptable to PlayStar or at the times required by the PlayStar, if at all, and such financing might dilute the interests of existing stockholders. See "Management's Discussion and Analysis of Financial Condition and Plan of Operation."

Certain Tax Consequences

      PlayStar believes that the consummation of the Reorganization will be, in part, a taxable transaction to PlayStar in which a portion of the gain realized on the transaction will be potentially subject to United States federal income tax. However, based on the current appraised fair market value of the assets of PlayStar Delaware (which reflects an appraised fair market value of $0.37 per share of PlayStar Delaware Common Stock), and the availability of deductions for, and the net operating loss carry over to, the taxable year that will include the Reorganization, PlayStar believes a reasonable position can be taken that the United States federal income tax imposed on it as a result of the consummation of the Reorganization will not be material. Nevertheless, there is a risk that it may be ultimately determined that any gain realized by PlayStar upon the consummation of the Reorganization would be taxable in full for United States federal income tax purposes. Based on the current appraised value of the assets, and the tax attributes, of PlayStar Delaware, the maximum United States federal income tax cost arising from the Reorganization would be approximately $1.9 Million. The appraisal of PlayStar Delaware's assets, although performed by an independent appraiser, is not binding on the IRS or the courts. If the fair market value of PlayStar Delaware's assets was ultimately determined to be in excess of the appraised value, the United States federal income tax cost arising from the Reorganization could be in excess of $1.9 million. In addition, the consummation of the Reorganization may also result in potential adverse United States federal income tax consequences to stockholders of PlayStar Delaware who are United States persons that directly, indirectly or by attribution, own 10% or more of the outstanding PlayStar Delaware Common Stock at the Effective Time of the Reorganization. See "Certain Tax Considerations."

Absence of Prior Market

      Currently, there is no established trading market for the PlayStar Antigua Ordinary Shares. Although an application has been made to list the Ordinary Shares for trading on the OTCBB, there can be no assurance that such shares will be approved for listing or that an active public market for the Ordinary Shares will develop or be sustained.

The Internet Gaming Industry Generally

     In general, there can be no assurance that PlayStar will be able to realize revenues and attain profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

      Most Internet markets, including the gaming segment, are relatively accessible to a wide number of entities and individuals. PlayStar believes, however, that there are substantial market barriers facing potential providers, including technology, commerce, regulation, management and reputation. First, providers must utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide an attractive user interface. Providers must also develop relationships with financial institutions to process gaming transactions. Additionally, providers should obtain a casino license from an established regulatory agency before offering Internet gaming services to the public. Providers must also assemble a team of software, hardware, telecommunications, marketing, management and gaming specialists to develop the casino's operations. Finally, due to the sensitive nature of the casino business, providers must develop and maintain an impeccable reputation in order to attract and retain customers. PlayStar believes that these market barriers will ultimately preclude the vast majority of prospective providers from maintaining successful Internet gaming operations.

Technological Changes/Competition

      The industry of offering gaming services and casino style games over the Internet is characterized by rapid and significant technological change in the computer, software and telephony services. Many entities are engaged in research and development with respect to offering gaming services on the Internet. There can be no assurance that PlayStar's competitors will not develop technologies and products that are more effective and efficient than the PlayStar Limited's technology and products or that PlayStar Limited's technology and products will not be rendered obsolete by such developments. There can be no assurance that other companies with greater financial and technological resources will not develop gaming services over the Internet with better capabilities than PlayStar's Subsidiaries.

      A significant number of companies, organizations and individuals are currently offering or purporting to offer casino gambling services on the Internet similar to those developed by the PlayStar's Subsidiaries. PlayStar's primary competition includes, but is not limited to, CryptoLogic Inc., Venturetech Inc., Internet Casinos Ltd., Interactive Gaming and Communications Corp. (formerly Sports International - USA), Wager Net Inc., Casinos of the South Pacific, World Wide Web Casinos and Virtual Vegas. PlayStar is aware of several firms currently accepting wagers on various sporting events with financial transactions being administered from off-shore accounts. Additionally, several organizations currently offer lottery tickets for sale on the Internet for international lotteries.

Risks of Foreign Operations

      Antigua Casino and Playstar Limited will derive all of their revenues from non-Antigua sources. Risks inherent in foreign operations include loss of revenue, property and equipment from such hazards as expropriation, nationalization, war, insurrection and other political risks, risks of increase in taxes and governmental royalties, renegotiation of contracts with governmental entities, as well as changes in laws and policies governing operations of foreign based companies. Other risks inherent in foreign operations are the possibility of realizing foreign currency exchange losses when transactions are completed in currencies other than United States dollars and the Subsidiaries' ability or lack of same to freely repatriate its earnings under foreign exchange control laws.

      Furthermore, Antigua Casino and PlayStar Limited may have to comply with the local laws and regulations in those foreign jurisdictions in which they elect or are deemed to elect to offer products and services. There can be no assurance that the Subsidiaries will be able to comply with such laws and regulations. See "Regulation". In the past, there have been significant fluctuations in the exchange rates between the dollar and the currencies in many of the countries in which PlayStar anticipates its subsidiaries doing business. Further, foreign countries may impose limitations on the amount of currency that may be withdrawn or repatriated from such countries. Such limitations, if imposed, could adversely affect PlayStar's liquidity and business.

Dependence on Key Personnel

      The future success of Antigua Casino and PlayStar Limited is dependent on certain key management and technical personnel. The Subsidiaries primarily rely upon consultants and advisors who are not employees of the Subsidiaries. The loss of key personnel by the Subsidiaries could have an adverse effect on the operations of PlayStar. PlayStar does not maintain key-man life insurance on any such key personnel. The Subsidiaries also plan to hire additional key employees in fiscal 1998. Competition for qualified employees is intense, and an inability to attract, retain and motivate additional, highly-skilled personnel required for the expansion of PlayStar's operations could adversely affect PlayStar's business, financial condition and results of operations. The Subsidiaries' ability to retain existing personnel and attract new personnel may be adversely affected by its current financial situation. There can be no assurance that the Subsidiaries will be able to retain its existing personnel or attract additional, qualified persons when required and on acceptable terms.

Patents, Copyrights and Trade Secrets

      As of the date hereof, PlayStar does not own or otherwise control any registered patents, copyrights or trademarks. As the Subsidiaries' research and development efforts progress, PlayStar will attempt to protect its Subsidiaries' proprietary technology by relying on trade secret laws and non-disclosure and confidentiality agreements with their employees and consultants who have access to their proprietary technology. To date, PlayStar Limited has entered similar types of agreements only with Dreamplay Research Corp. ("Dreamplay"). Despite these anticipated protections, no assurance can be given that others will not independently develop or obtain access to such technology or that PlayStar's competitive position will not be adversely affected thereby.

      The  Subsidiaries   businesses  are  based  on  technologies  acquired  or
otherwise licensed from third parties. There can be no assurance that those entities licensing or developing the Subsidiaries' technology will have the financial resources necessary to enforce any patent or copyright rights they may hold. Although PlayStar is not aware of any infringement claim against its Subsidiaries' technology, in the event that a future claim against the technology developer and/or the Subsidiaries are successful, it may be necessary for the Subsidiaries to obtain additional licenses to such patents or to other patents or proprietary technology. There can be no assurance that the Subsidiaries will be able to obtain any such licenses on commercially reasonable terms. Any disclosure of such technology or development of substantially equivalent technology could result in increased competition that could materially and adversely affect the Subsidiaries' revenues and costs of sales.

Future Sales of Common Stock; Exercise of Options and Warrants

      The number of shares of PlayStar's outstanding Common Stock held by non-affiliates is large relative to the trading volume of the Common Stock. Any substantial sale of Common Stock or even the possibility of such sales occurring may have an adverse effect on the market price of the Common Stock.

      As of April 16, 1998, PlayStar had outstanding options and warrants to purchase an aggregate of 3,980,000 shares of Common Stock. PlayStar has also reserved up to an additional 5,963,000 shares of Common Stock for issuance upon exercise of options which have not yet been granted under PlayStar's stock option plan. Holders of such warrants and options are likely to exercise them when, in all likelihood, PlayStar could obtain additional capital on terms more favorable than those provided by the options and warrants. Further, while its warrants and options are outstanding, PlayStar's ability to obtain additional financing on favorable terms may be adversely affected.

Possible Volatility of Stock Price

      The market price of the PlayStar Antigua's Ordinary Shares may be highly volatile. Quarterly operating results of PlayStar, changes in general conditions in the economy, the financial markets, or the Internet gaming industry generally, changes in financial estimates by securities analysts or failure by PlayStar to meet such estimates, litigation involving PlayStar or its Subsidiaries, actions by governmental agencies or other developments affecting PlayStar or its competitors, could cause the market price of the PlayStar Antigua's Ordinary Shares to fluctuate substantially. In particular, the stock market may experience significant price and volume fluctuations which may affect the market price of the Ordinary Shares for reasons that are unrelated to PlayStar's operating performance and that are beyond PlayStar's control.

Potential Anti-Takeover Effect

      PlayStar's Board of Directors has the authority, without further approval of PlayStar's shareholders, to issue preference shares (the "Series Preference Shares") having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Series Preference Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of PlayStar and may adversely affect the rights of holders of Ordinary Shares.

                           REORGANIZATION

General

      The Board of Directors of PlayStar Delaware has unanimously approved, and the Consenting Holders have approved, a corporate reorganization (the "Reorganization") pursuant to which PlayStar Delaware will become an Antigua corporation. It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Application for Certificate of Transfer. After the consummation of the Reorganization, PlayStar Antigua will continue to conduct the business in which PlayStar Delaware is now engaged. The relative voting rights of PlayStar Antigua will not change as a result of the Reorganization. See "Description of PlayStar Antigua Capital Stock --Voting and Other Rights" and "Comparison of Rights of Stockholders".

Background and Reasons for the Reorganization

      International activities of PlayStar Delaware's Subsidiaries will be a significant part of PlayStar Delaware's business activities. PlayStar Delaware's income is expected to be primarily derived from activities outside of the United States.

      The Board of Directors of PlayStar Delaware believes that the establishment of an Antigua holding company for PlayStar and the Subsidiaries will allow PlayStar to organize its international business activities to benefit from more favorable business, tax and financing environments than would be available to it if the parent corporation were a United States corporation. Accordingly, the Board of Directors of PlayStar Delaware and the Consenting Holders believe the Reorganization should have a favorable impact on the conduct of PlayStar's future business operations. In particular, the Board of Directors and the Consenting Holders have approved the Reorganization for the following reasons:

           (i) The Board and the Consenting Holders believe that the creation of an Antigua parent corporation will reduce corporate income taxes because, unlike the United States tax system which imposes corporate income tax on the worldwide income of United States corporations, Antigua imposes no corporate income taxes on the income of an Antigua IBC. Income taxes will therefore be reduced to the extent operations are conducted after the Reorganization by PlayStar Antigua or its Subsidiaries.

           (ii) The Board and the Consenting Holders believe that the change of domicile may have a favorable effect on PlayStar's ability to sell assets or raise additional capital in the future. The United States Internal Revenue Code (the "Code") currently provides for the payment of certain estate taxes in respect of the value of shares in a United States corporation owned by a non-United States investor. In addition, the distributions with respect to stock in a United States corporation to non-resident aliens could be subject to certain withholding taxes under the Code. The Code currently does not generally provide for withholding taxes on distributions to non-resident aliens in respect of stock of a non-United States corporation.

          (iii) The Board and the Consenting Holders believe that a holding company structure in the form proposed by the Reorganization will provide greater management flexibility and control, as well as a more suitable corporate structure for expansion of PlayStar's current business and future acquisitions and diversification opportunities. PlayStar currently has no plans for specific acquisitions or to diversity its business from the business it is currently conducting.

           (iv) The Board and the Consenting Holders believe that, as a result of the proposed legislation in Congress which would subject Internet gaming activities to United States Federal law and the existence of different regulatory schemes of the various states which currently regulate gaming activity in the United States, PlayStar faces legal impediments to conducting its proposed activities within the United
      States. An Antigua domiciled corporation provides a clearer, more favorable, regulatory environment for PlayStar's business operations.

      In determining to approve the Reorganization, the Board and the Consenting Holders consulted with PlayStar Delaware's management and its financial and legal advisors in considering the foregoing factors and other factors in determining to approve the Reorganization.

     THE BOARD OF DIRECTORS OF PLAYSTAR DELAWARE HAS UNANIMOUSLY APPROVED AND THE CONSENTING HOLDERS HAVE APPROVED THE PROPOSED REORGANIZATION.

  THE MERGER AGREEMENT AND APPLICATION FOR CERTIFICATE OF TRANSFER

General

      It is proposed that the Reorganization be effected pursuant to the Merger Agreement and the Application for Certificate of Transfer. Pursuant to the Merger Agreement and the Application for Certificate of Transfer:

           (i) PlayStar Delaware will be merged with and into PlayStar Wyoming, with PlayStar Wyoming being the surviving corporation. PlayStar Wyoming will then file the Application for Certificate of Transfer with the Secretary of State of the State of Wyoming. A Certificate of Transfer will be issued by the Secretary of State of the State of Wyoming, and the Articles of Continuance and a Certificate of Continuance will be issued by the Director of International Business Corporations, Antigua, which will result in PlayStar Wyoming becoming an Antigua corporation pursuant to a continuation procedure under Antigua and Wyoming law.

           (ii) The outstanding shares of PlayStar Delaware Common Stock will be automatically converted into a number of shares of common stock of PlayStar Wyoming equal to the number of shares of PlayStar Delaware's Common Stock outstanding immediately prior to the Effective Time of the Merger.

          (iii) Each outstanding share of common stock of PlayStar Wyoming will be automatically converted into one Ordinary Share of PlayStar Antigua upon the filing of the Articles of Continuance and the obtaining of a Certificate of Continuance from the Director of International Business Corporations, Antigua.

      As a result of the foregoing, upon effectiveness of the Merger and the Certificate of Continuance, PlayStar Delaware and PlayStar Wyoming will cease to exist as such, and all the Ordinary Shares of PlayStar Antigua outstanding immediately after the Reorganization will be owned share for share by former holders of PlayStar Delaware Common Stock.

      The certificate of incorporation of PlayStar Wyoming shall be the Certificate of Incorporation of the surviving corporation of the Merger and will read as set forth in the annex to the Merger Agreement and, upon the issuance of the Certificate of Transfer by the Secretary of State of the State of Wyoming and the obtaining of the Articles of Continuance and a Certificate of

Continuance from the Director of International Business Corporations, Antigua, the Articles of Incorporation of PlayStar Wyoming shall be the Articles of Continuance of PlayStar Antigua.

Amendment/Termination

      PlayStar Delaware and PlayStar Wyoming, by action of their respective Boards of Directors, may amend, modify or supplement the Merger Agreement or the Application for Certificate of Transfer at any time; provided that no amendment, modification or supplement may be made or effected that by law requires further approval by such stockholders without the further approval of such stockholders.

      The Merger Agreement provides that it may be terminated, and the Reorganization abandoned, at any time, by action of the Board of Directors of PlayStar Delaware or PlayStar Wyoming.

Effective Time

      If the Merger Agreement is not terminated, the Reorganization will become effective (the "Effective Time") at the close of business on the date that an appropriate certificate of merger is filed with the Delaware Secretary of State and the Wyoming Secretary of State as required by Delaware and Wyoming law or at such later time as is specified in such certificate of merger; and the date that the Certificate of Transfer has been issued by the Secretary of State of the State of Wyoming and the Articles of Continuance and the Certificate of Continuance have been obtained from the Director of International Business Corporations, Antigua, as required by Wyoming and Antigua law. PlayStar Delaware anticipates that the Reorganization will become effective on or about [May __, 1998.]

      Immediately following the Effective Time of the Reorganization, PlayStar Antigua will have the same subsidiaries and affiliates and the same directors and executive officers as PlayStar Delaware had immediately prior to such date.

Rights of Dissenting Stockholders

      Pursuant to Section 262 of the DGCL, the holders of PlayStar Delaware Common Stock will have "dissenters appraisal rights" under Section 262 of the DGCL in connection with the Merger subject to compliance with the procedures set forth in Section 262 of the DGCL in connection with the Merger.

Exchange of Share Certificates

      Immediately following the Effective Time of the Reorganization, the stockholders of PlayStar Delaware immediately prior to the Effective Time will automatically become the owners of PlayStar Antigua's Ordinary Shares and, as of the Effective Time, will cease to be owners of PlayStar Delaware Common Stock. Stock certificates representing PlayStar Delaware Common Stock will, at the Effective Time automatically represent Ordinary Shares. Holders of PlayStar Delaware Common Stock will not be required to exchange their stock certificates as a result of the Reorganization. Should a stockholder desire to sell some or all of his Ordinary Shares after the Effective Time, delivery of the stock certificate or certificates which previously represented shares of PlayStar Delaware Common Stock will be sufficient.

      Following the Reorganization, certificates bearing the name of PlayStar Antigua will be issued in the normal course upon surrender for transfer or exchange of outstanding certificates representing PlayStar Delaware Common Stock. If any stockholder surrenders a certificate representing shares of PlayStar Delaware Common Stock for exchange or transfer and the new certificate to be issued is to be issued in a name other than that appearing on the surrendered certificate theretofore representing the PlayStar Delaware Common Stock, it will be a condition to such exchange or transfer that the surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

Stock Option Plan

      Pursuant to PlayStar Delaware's 1996 Stock Option Plan, such Plan will become a stock option plan of PlayStar Wyoming upon the Merger, and of PlayStar Antigua upon the continuance, and each stock option of PlayStar Delaware issued prior to the Merger will become on stock option of PlayStar Wyoming upon the Merger and of PlayStar Antigua upon the continuance.

      The Consenting Holders' approval of the Reorganization also constitutes stockholder approval of amendments to the stock option benefit plan providing for future use of Ordinary Shares in lieu of PlayStar Delaware Common Stock thereunder.

Stock Listing

      There is currently no established public trading market for the Ordinary Shares. Immediately following the Reorganization, management believes that the Ordinary Shares will be listed on the OTCBB under the symbol "PSCKF", a symbol which is substantially similar to that under which the PlayStar Delaware Common Stock is currently listed.

Accounting Treatment of the Reorganization

      The creation of PlayStar Antigua upon the continuation of PlayStar Wyoming into Antigua in connection with the Reorganization will be accounted for as a combination of entities under common control (as if it were a pooling of interests).


                           CERTAIN TAX CONSIDERATIONS

United States Federal Income Tax Consequences

      The following is a summary of certain United States federal income tax consequences generally applicable to holders of PlayStar Delaware Common Stock as a result of the Reorganization and of the ownership and disposition of PlayStar Antigua Ordinary Shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to participate in the Reorganization or to own or dispose of Ordinary Shares. In particular, this summary of United States federal income tax matters deals only with holders who will hold shares as capital assets and does not address the tax treatment of the Reorganization or of the ownership and disposition of the Ordinary Shares under applicable State or local tax laws or the laws of any jurisdiction other than the United States. In addition, this summary does not address special federal income tax situations, such as rules applicable to holders who are securities dealers, financial institutions, insurance companies, or tax exempt organizations; who are holding shares as part of a hedging or larger integrated financial or conversion transaction; who are citizens or residents of a possession or territory of the United States; who are United States holders (as defined below) with a currency other than the U.S. dollar as their functional currency; who are holding shares pursuant to certain retirement plans; or who are holding shares pursuant to the exercise of an employee stock option or otherwise as compensation.

      This summary is based upon the federal income tax laws of the United States as in effect on the date hereof, including the United States Internal Revenue Code of 1986, as amended (the "Code"), which are subject to change, possibly with retroactive effect, and is based upon the opinion of Baker & McKenzie, special United States tax counsel to PlayStar. In delivering its opinion, special United States tax counsel has received and relied upon certain representations from PlayStar, and certain other information, data, documentation and other materials as special United States tax counsel deems necessary. There are no regulations, published rulings or judicial decisions directly on point with respect to certain aspects of the Reorganization and the securities to be issued pursuant thereto, or to certain aspects of the continuing business operations of PlayStar. Accordingly, special United States tax counsel is unable to reach an unqualified conclusion on certain matters as indicated below. An opinion of tax counsel is not binding upon either the United States Internal Revenue Service (the "IRS") or the courts. Stockholders of PlayStar should note that no rulings have been or are expected to be sought from the IRS with respect to any of the United States federal income tax considerations discussed below, and no assurance can be given that the IRS or ultimately the courts will not take contrary positions.

      Stockholders should consult their own tax advisers as to the United States federal income tax consequences of the Reorganization, of the continuing business operations of PlayStar and of the ownership and disposition of PlayStar Antigua Ordinary Shares, in addition to the effect of any State or local tax laws or the laws of any jurisdiction other than the United States. It is particularly important for exchanging stockholders who are United States holders (as defined below) who directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization to consult their own tax advisors as to the United States federal income tax consequences of the Reorganization. Moreover, all stockholders who are United States holders should consult their own tax advisers as to the rules summarized below with respect to passive foreign investment companies.

Definition of United States Holder

      As used herein, a "United States holder" means a beneficial owner of PlayStar Delaware Common Stock or PlayStar Antigua Ordinary Shares, as applicable, who is a United States person. A "United States person," in turn, means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any State thereof (unless, in the case of a partnership, future Treasury regulations presently authorized under the Code otherwise provide), or an estate or trust, the income of which is subject to United States federal income tax regardless of its source. A "resident" of the United States includes an individual that (i) is lawfully admitted for permanent residence in the United States, (ii) is present in the United States for 183 days or more during a calendar year; or (iii)(a) is present in the United States for 31 days or more during a calendar year, (b) is present in the United States for an aggregate of 183 days or more, on a weighted basis, over a 3-year period ending in such calendar year, and (c) does not have a closer connection to a "tax home" that is located outside the United States.

The Reorganization of PlayStar

      Prior to the Reorganization, PlayStar Delaware will own 100% of the outstanding shares of PlayStar Limited, a Channel Islands company. PlayStar Limited, in turn, will own 100% of the outstanding shares of Antigua Casino and Sportsbook Limited, an Antigua company ("Antigua Casino"). (See "Business of PlayStar Delaware and PlayStar Antigua - Description of Business of PlayStar" below). For United States federal income tax purposes, each of PlayStar Limited and Antigua Casino has elected to be treated as a pass-through entity for United States federal income tax purposes. Thus, for all United States federal income tax purposes, the existence of PlayStar Limited or Antigua Casino as a separate corporation will be disregarded. For United States federal income tax purposes, PlayStar Delaware will be deemed to be the direct owner of the assets (including the intangible assets) held by PlayStar Limited or Antigua Casino, and PlayStar Delaware will be deemed to conduct the business operations conducted by PlayStar Limited or Antigua Casino.

      Receipt of Ordinary Shares

      The merger of PlayStar Delaware into PlayStar Wyoming and the immediately subsequent continuation of PlayStar Wyoming to Antigua, to become PlayStar Antigua, should be characterized for United States federal income tax purposes as one or two reorganizations described under Section 368(a)(1)(F) of the Code (an "F" reorganization), i.e., a mere change in the place of organization of one corporation, PlayStar. Generally, an "F" reorganization is a nontaxable transaction to all persons. However, because PlayStar will change its place of organization to a jurisdiction outside of the United States, the "F" reorganization potentially could give rise to United States federal income tax under Section 367 of the Code.

      Pursuant to Section 367(a) of the Code, the temporary Treasury regulations promulgated thereunder and IRS public pronouncements, the "F" reorganization of PlayStar should be recharacterized as three separate transactions for purposes of Section 367 of the Code, namely: (i) a transfer by PlayStar Delaware of all of its assets (including the assets of PlayStar Delaware held through PlayStar Limited and Antigua Casino) to PlayStar Antigua in exchange for Ordinary Shares of PlayStar Antigua, (ii) a distribution of the PlayStar Antigua Ordinary Shares by PlayStar Delaware, and (iii) an exchange by the stockholders of PlayStar Delaware of their PlayStar Delaware Common Stock for the PlayStar Antigua Ordinary Shares. In addition, upon the establishment of PlayStar Antigua, PlayStar's taxable year for United States federal income tax purposes will close, and a new taxable year will commence at the Effective Time of the Reorganization.

      In accordance with Sections 354 and 367 of the Code, for transaction (iii) of the recharacterized "F" reorganization, both the United States and non-United States stockholders of PlayStar should not recognize any gain or loss on the exchange of their PlayStar Delaware Common Stock for PlayStar Antigua Ordinary Shares. Consequently, for United States federal income tax purposes, the exchanging stockholders' respective adjusted tax bases in, and holding periods for, the Common Stock of PlayStar Delaware prior to the Reorganization should carry over and become their respective adjusted tax bases in, and holding periods for, the Ordinary Shares received in the Reorganization.

      Notwithstanding the nontaxable nature of the exchange of PlayStar Delaware Common Stock for PlayStar Antigua Ordinary Shares, exchanging stockholders who are United States persons that directly, indirectly or by attribution own 10% or more of the outstanding stock of PlayStar Delaware at the Effective Time of the Reorganization (a "10%-or-greater U.S. stockholder") could be subject to materially adverse United States federal income tax consequences as a result of the Reorganization. In accordance with Section 367(d) of the Code and temporary Treasury regulations thereunder, as a result of the deemed transfer of intangible assets by PlayStar Delaware to PlayStar Antigua and PlayStar
Delaware's subsequent distribution of PlayStar Antigua Ordinary Shares as part of transactions (i) and (ii) of the recharacterized "F" reorganization described in the second preceding paragraph, a 10%-or-greater U.S. stockholder would be required to recognize, subsequent to the Reorganization, deemed royalty income from PlayStar Antigua. The amount of deemed royalty income to be taken into account by a 10%-or-greater U.S. stockholder for a taxable year would be an amount determined to be "commensurate" with the income derived by PlayStar Antigua for that year from the use of the ratable portion of the transferred intangible assets of PlayStar Delaware (including the transferred intangible assets of PlayStar Delaware held through PlayStar Limited and Antigua Casino) that was attributable to the 10%-or-greater U.S. stockholder's interest in PlayStar Delaware immediately prior to the Reorganization. Such deemed royalty income would be ordinary income, and would be taken into account annually over the remaining useful life of the transferred intangible assets (not to exceed twenty years). The source of such deemed royalty income (for United States foreign tax credit limitation purposes) would be generally determined by where the intangible assets were used by PlayStar Antigua. In accordance with (and subject to the rules of) the temporary Treasury regulations under Section 367(d), a 10%-or-greater U.S. stockholder could treat subsequent dividends distributed on the PlayStar Antigua Ordinary Shares as nontaxable income to the extent of the prior deemed royalty income taken into account by the stockholder. However, because a 10%-or-greater U.S. stockholder would not receive any amount with respect to the Ordinary Shares that would be proportionally in excess of the amounts paid or distributed to the other stockholders of PlayStar Antigua, and because the deemed royalty income would be required to be taken into account for a taxable year by a 10%-or-greater U.S. stockholder regardless of the amount actually distributed as a dividend by PlayStar Antigua for such year, a 10%-or-greater U.S. stockholder could be subject to United States federal income tax on income before it was received in cash, or even on income that was never received in cash by that stockholder, as a result of the Reorganization and the 10%-or-greater U.S. stockholder's retained ownership of the Ordinary Shares of PlayStar Antigua.

      Reporting Requirements

      Pursuant to Sections 367(b) and 368 of the Code, and the Treasury regulations thereunder, a United States holder will be required to file an information return with such holder's United States federal income tax return for the taxable year that includes the Reorganization. The information return must contain a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the exchange, including:

      (i) a statement of the cost or other basis of the PlayStar Delaware Common Stock transferred in the exchange,

      (ii) a statement of the fair market value of the PlayStar Antigua Ordinary Shares received in the exchange, and

     (iii) if the United States holder realized but did not recognize gain on the exchange under the Reorganization, a statement that the exchange is an exchange to which Section 367(b) of the Code potentially applies.

      PlayStar Delaware intends to provide information to each United States holder so as to enable each such holder to timely file an information return as indicated above.

The Continuing Business Operations of PlayStar

      Taxation of PlayStar Antigua

      PlayStar Antigua will be classified as a "corporation" for all United States federal income tax purposes. The Ordinary Shares will be properly characterized as equity interests in PlayStar Antigua, and PlayStar Antigua will so characterize all such shares for all United States federal income tax purposes. PlayStar Antigua's taxable year end for United States federal income tax purposes will correspond to its fiscal year end of June 30th. PlayStar Antigua intends to report as a U.S. dollar functional currency taxpayer to the extent relevant for United States federal income tax purposes.

      Subsequent to the Reorganization, PlayStar Antigua will be subject to United States federal income tax only to the extent that it derives certain United States source income or income effectively connected with the conduct of a trade or business within the United States. PlayStar Antigua intends to conduct its business operations in a manner so that it should not have any United States source income or income effectively connected with the conduct of a trade or business within the United States that would be subject to United States federal income or withholding tax.

      Although not free from doubt, under current United States federal income tax law, PlayStar Antigua's income derived from providing Internet gaming services through business operations and activities conducted outside of the United States should be characterized as non-United States source income, not subject to United States federal income tax on a gross or net income basis (provided PlayStar Antigua does not conduct its business within the United States). However, the United States federal income tax rules applicable to Internet service providers, such as PlayStar, are currently under review by the IRS and the United States Congress. Pursuant to future IRS public pronouncements and/or future United States legislation, to the extent attributable to users of PlayStar Antigua's gaming services who are located in the United States, it is possible that all or a portion of the income derived by PlayStar Antigua from the conduct of its Internet business operations would be treated as United States source income, and, therefore, potentially subject to United States federal income tax on either a gross or net income basis. This result might be possible even though PlayStar Antigua conducts its business operations entirely outside of the United States.

      Nevertheless, because PlayStar Delaware is currently subject to United States federal income tax on all of its worldwide income, regardless of the source of that income and regardless of where it conducts its business, it is anticipated that the United States federal income tax imposed on PlayStar Antigua's business income will be significantly lower subsequent to the Reorganization, notwithstanding any future IRS public pronouncements and/or future United States legislation.

      Taxation of Stockholders - United States Holders

           Taxation of Dividends

      Subject to the discussion of the passive foreign investment company rules below, a United States holder will be required to include in gross income as a dividend when received (except as otherwise described above in the context of a "10%-or-greater U.S. stockholder" - see "United States Federal Income Tax Consequences The Reorganization of PlayStar - Receipt of Ordinary Shares" above) the gross amount of any cash or the fair market value of any property distributed by PlayStar Antigua to the extent of its current and accumulated earnings and profits as determined under United States federal income tax principles. Distributions paid in any currency other than the U.S. dollar will be translated into U.S. dollars at the spot rate on the date the dividends are received, regardless of whether the dividends are in fact converted to U.S. dollars on that date.

      A distribution by PlayStar Antigua with respect to the Ordinary Shares in excess of its current and accumulated earnings and profits, as determined under United States federal income tax principles, will be treated as a tax-free return of basis in the Ordinary Shares to the extent of a United States holder's adjusted tax basis in such Ordinary Shares, with the balance of the distribution, if any, treated as a gain realized by the United States holder from the sale or disposition of the Ordinary Shares that is includible in gross income.

      The dividends paid by PlayStar Antigua will not be eligible for the dividends received deduction generally allowed to domestic corporations (such as PlayStar Delaware prior to the Reorganization). For purposes of the United States foreign tax credit limitation, dividends paid by PlayStar Antigua generally will constitute foreign source "passive income" (or, in the case of a holder who is a "financial services entity" as defined in regulations under the Code, "financial services income"). All non-corporate United States holders, and all United States holders that are corporations and which own less than 10% of the voting stock of PlayStar Antigua, will not be entitled to claim a foreign tax credit for any taxes paid by PlayStar Antigua or its subsidiaries.

           Taxation of Dispositions of Ordinary Shares

      A gain or loss realized and recognized by a United States holder on the sale or other disposition of an Ordinary Share will be subject to United States federal income tax on an amount equal to the difference between such United States holder's adjusted tax basis in the Ordinary Share and the amount realized on its disposition. A United States holder's adjusted tax basis in an Ordinary Share will generally be equal to the holder's adjusted tax basis in a share of PlayStar Delaware Common Stock prior to the Reorganization reduced (but not below zero) by the U.S. dollar value of any subsequent distribution by PlayStar Antigua that is treated as a tax-free return of basis.

      With the exception of gain, if any, subject to the passive foreign investment company rules as discussed below, any gain or loss recognized upon the sale or other disposition of an Ordinary Share will be either short-term capital gain or loss or, if held for more than one year, long-term capital gain or loss. As discussed above (see "United States Federal Income Tax Consequences
- The Reorganization of PlayStar - Receipt of Ordinary Shares"), a United States holder's holding period for an Ordinary Share will include the applicable holding period for the share of PlayStar Delaware Common Stock exchanged by the holder in the Reorganization. For non-corporate United States holders, the United States income tax rate applicable to a net long-term capital gain recognized for a year currently will not exceed (i) 20% provided the net long-term capital gain arose on the disposition of an Ordinary Share held for more than 18 months, and (ii) 28% for any other net long-term capital gain. For corporate United States holders, a capital gain is currently taxed at the same rate as ordinary income. The deductibility of a capital loss, however, is subject to limitations for both non-corporate and corporate United States holders.

      For purposes of the United States foreign tax credit limitation, a recognized gain arising on the disposition of an Ordinary Share will be United States source income. There is a substantial risk, however, that a recognized loss will be allocated against foreign source income by reference to the source of income received or expected to be received under the Ordinary Share.

           Passive Foreign Investment Company Rules

      Special United States federal income tax rules apply to holders of equity interests in a corporation classified as a "passive foreign investment company" ("PFIC") under the Code. A foreign corporation will constitute a PFIC for United States federal income tax purposes if 75% or more of its gross income for a taxable year were to consist of passive income (the "passive income" test), or 50% or more of its average assets held during a taxable year were to consist of passive assets (the "passive asset" test). Passive assets are defined as assets that give rise, or that reasonably could give rise during the reasonably foreseeable future, to passive income. Passive income includes (i) rent and royalty income, not including rent and royalty income derived from (a) persons other than related persons from the active conduct of a trade or business and
(b) related persons provided such amounts are properly allocable to the non-passive income of the related persons, (ii) interest, including interest on loans extended to customers, (iii) dividends from shares of stock in a corporation in which the foreign corporation directly or indirectly owns less than 25% of the value of the stock in the corporation, (iv) income equivalent to interest and (v) gains from the sale of any property that gives rise to passive income.

      Whether PlayStar Antigua constitutes a PFIC for its short taxable year commencing at the Effective Time of the Reorganization and ending on June 30, 1998, likely will depend upon (i) whether its business operations commence during the year and (ii) the classification of its income from rendering Internet gaming services for United States federal income tax purposes. With respect to the classification of PlayStar Antigua's business income, PlayStar Antigua will maintain employees and an office outside the United States that will (i) regularly perform active and substantial management and operational functions with respect to its Internet gaming business, (ii) develop and utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide user interfaces, and (iii) regularly market its products and services to unrelated persons. Such activity is expected to be substantial in relation to the amount of income derived from its business operations. Thus, the business income of PlayStar Antigua should be treated as income derived from the active conduct of a trade or business and, therefore, such income should not constitute "passive income" for PFIC purposes. However, it is possible that certain income derived from its Internet gaming services might be viewed by the IRS as passive income.

      The determination of whether or not PlayStar Antigua will be a PFIC will be based upon the composition of the annual income and assets of PlayStar Antigua. There is an argument that PlayStar Antigua would not be a PFIC for the taxable year ending June 30, 1998 (i.e., the first taxable year it was a "foreign corporation" for United States federal income tax purposes), regardless of its income or asset composition for the taxable year, provided PlayStar Antigua was not a PFIC for either of its next two succeeding taxable years. There can be no assurance, however, that PlayStar Antigua will not be considered a PFIC for any taxable year. If PlayStar Antigua were a PFIC for the taxable year ending June 30, 1998, or became a PFIC for any subsequent taxable year, PlayStar Antigua would continue to be a PFIC with respect to a United States holder for all subsequent taxable years unless a "qualified electing fund" ("QEF") election (as defined below) were made by such United States holder for the first taxable year in which the holder owned Ordinary Shares and for which PlayStar Antigua was a PFIC, or unless other conditions were satisfied by the United States holder. Thus, United States holders should be aware that adverse tax consequences could result from PlayStar Antigua's classification as a PFIC for any taxable year even though PlayStar Antigua might later no longer be classified as a PFIC under the passive income and passive asset tests.

      PlayStar Antigua undertakes to determine annually whether or not it is a PFIC for any taxable year, and promptly to inform stockholders who are United States persons in the event that PlayStar Antigua is determined to be a PFIC for any such year. If PlayStar Antigua becomes a PFIC in any year, PlayStar Antigua promptly will provide any information necessary for such a holder to make an election to treat PlayStar Antigua as a QEF for United States federal income tax purposes (as discussed below).

      If PlayStar Antigua becomes a PFIC, a United States holder (whether direct, indirect or by attribution) should be subject to materially adverse United States tax treatment under the "excess distribution" rule in that the holder would be subject to a deferred United States federal income tax charge to the extent that excess distributions on the Ordinary Shares, if any, are allocable to a prior taxable year in which both the United States holder (whether direct, indirect or by attribution) held the Ordinary Shares and PlayStar Antigua constituted a PFIC. In general, the deferred income tax charge would be equivalent to an interest charge (at the applicable rate imposed on underpayments of United States federal income tax) on the United States federal income tax that was imposed on the portion of the excess distribution allocable to a prior taxable year. For purposes of the PFIC rules, the term "excess distribution" generally means that portion of the total annual distributions by PlayStar Antigua that exceeds 125% of the average annual amount distributed during the three preceding years (or such shorter period as the United States holder may have held the Ordinary Shares). In addition, the full amount of any gain recognized on a disposition or deemed disposition (including a liquidation, a redemption that is treated as an exchange, a pledge, or a transaction that fails to qualify for tax-free treatment because the foreign corporation is a
PFIC) of Ordinary Shares by the United States holder will be treated as an excess distribution.

      If PlayStar Antigua is or becomes a PFIC, because the Ordinary Shares likely will be considered to be "marketable stock" (i.e., stock that is regularly traded on either a United States national securities exchange that is registered with the Commission or a non-United States exchange that is subsequently designated by the IRS), in lieu of the above PFIC rules applicable to "excess distributions," a United States holder (whether direct, indirect or by attribution) could make an election to recognize income or loss on the Ordinary Shares on an annual mark-to-market basis. Pursuant to such an election, the United States holder would include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the taxable year over the United States holder's adjusted basis in such Ordinary Shares. A deduction would be allowed for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to the Ordinary Shares included by the United States holder for prior taxable years. Amounts included in income under the mark-to-market election would be treated as United States source, ordinary income for a United States holder. Any loss recognized under the election would be deductible as an ordinary loss, but there is a substantial risk that such loss would be classified as a foreign source loss for United States foreign tax credit limitation purposes. This election would apply to the taxable year for which it was made and to all subsequent taxable years, unless the Ordinary Shares cease to be "marketable" or the IRS consents to the revocation of the election.

      The potential adverse tax consequences of the above PFIC rules may be mitigated if the United States holder can and does make an election to treat PlayStar Antigua as a QEF for United States federal income tax purposes. If the United States holder made such an election, and if PlayStar Antigua complied with certain reporting requirements, the United States holder would be required to include annually in gross income its pro rata share of PlayStar Antigua's ordinary earnings (after deduction for all ordinary and necessary business expenses) and net realized capital gains, whether or not such amounts were actually distributed to the United States holder. Such deemed net income inclusions would be required only for those taxable years in which PlayStar Antigua was a PFIC under either the passive income or the passive asset test described above. In the event a QEF election were made, and any undistributed amounts previously taken into income by an electing holder were subsequently distributed, such subsequent distribution would generally not be taken into income in such subsequent year and would not be subject to a deferred United States federal income tax charge.

      In the event that PlayStar Antigua becomes a PFIC, PlayStar Antigua undertakes that it will comply with all accounting, record keeping and reporting requirements necessary for a United States holder to make an election to treat PlayStar Antigua as a QEF, and to provide promptly to each stockholder who is a United States person information reasonably requested by such person to comply with United States federal income tax reporting requirements.

      There can be no assurance that PlayStar Antigua will distribute an amount for a year equal to a United States holder's annual inclusion amount if PlayStar Antigua becomes a PFIC and a QEF election with respect to PlayStar Antigua is made by the holder. However, because PlayStar Antigua would likely be a PFIC under the passive income or passive asset test only for those taxable years prior to the commencement of its business operations (i.e., PlayStar Antigua's ongoing operating income from the conduct of an Internet gaming services business should be treated as non-passive income for United States federal income tax purposes), and because PlayStar Antigua would likely have an overall net operating loss for each of those taxable years, it is possible that a QEF election by a United States holder with respect to PlayStar Antigua would not result in material incremental United States federal income tax to the holder.

      For purposes of the PFIC rules, under certain circumstances, Ordinary Shares held by a stockholder other than a United States person may be attributed to a United States person owning an interest, directly or indirectly, in that non-United States stockholder. In such event, dividends and other transactions in respect of the Ordinary Shares held by the non-United States stockholder would be attributed to such United States person for purposes of applying the above PFIC rules. Under certain circumstances, Ordinary Shares held by a United States holder may also be attributed to another United States person owning an interest, directly or indirectly, in such United States holder.

      A United States holder must file IRS Form 8621 regarding distributions received with respect to Ordinary Shares and any gain realized on the disposition or deemed disposition of Ordinary Shares for each taxable year in which the United States holder owns Ordinary Shares and for which PlayStar Antigua is a PFIC.

      If PlayStar Antigua becomes a PFIC, ownership of Ordinary Shares by a United States holder could subject the holder to substantial, adverse United States federal income tax consequences. United States holders should consult their own tax advisers regarding whether PlayStar Antigua may become a PFIC and the potential application of the PFIC rules.

           Foreign Personal Holding Company Rules

      Special United States federal income tax rules also apply to holders of equity interests in a "foreign personal holding company" ("FPHC"). A foreign corporation will constitute a FPHC for United States federal income tax purposes if (i) five or fewer individuals who are United States persons directly, indirectly or by attribution own more than 50% of the voting power or the value of the share capital of the foreign corporation (the "FPHC stockholder test") and (ii) 50% or more (or 60% or more, in certain years) of its gross income, as specially adjusted, consists of foreign personal holding company income (defined generally to include dividends, interest, royalties, stock and securities gains, rents and certain other passive income) (the "FHPC income test").

      If the Ordinary Shares represent stock in a FPHC for any year, a United States holder generally must include in its gross income for the year its distributive share of the undistributed foreign personal holding company income of PlayStar Antigua for the year.

      Based on PlayStar Antigua's existing and anticipated future operations, PlayStar Antigua likely would trigger the FPHC income test for any taxable year prior to the commencement of its business operations. Once PlayStar Antigua commences its business operations and derives income from users of its Internet gaming services for an appreciable period of time during a taxable year, however, PlayStar Antigua expects that it will not meet the FPHC income test. Moreover, based on the current ownership of PlayStar Delaware Common Stock and the anticipated ownership of Ordinary Shares after the Reorganization, PlayStar Antigua does not expect to meet the FHPC stockholder test for any taxable year. Thus, PlayStar Antigua believes that after the Reorganization that it will not be a FPHC.

      If PlayStar Antigua becomes a FPHC, PlayStar Antigua intends promptly to notify each United States holder and to furnish to each United States holder the information that the holder would need in order to determine its share of PlayStar Antigua's undistributed foreign personal holding company income for a taxable year. Failure of a United States holder to report and pay tax on the undistributed foreign personal holding company income of PlayStar Antigua, if it becomes a FPHC, could subject the holder to substantial penalties and interest under the Code.

           Personal Holding Company Rules

      Special United States federal income tax rules also apply to holders of equity interests in a corporation classified as a "personal holding company" ("PHC") under the Code. A corporation will constitute a PHC for United States federal income tax purposes if (i) at least 60% of its adjusted ordinary gross income consists of enumerated categories of passive income, including dividends, interest, rents and royalties, but not including active business computer software royalties (the "PHC income test"), and (ii) at any time during the last half of the corporation's taxable year five or fewer individuals (regardless of whether those persons are United States persons or non-United States persons) directly, indirectly or by attribution own more than 50% of value of the outstanding stock of the corporation (the "PHC stockholder test"). However, a foreign corporation will not be a PHC for any taxable year for which it is a PFIC or FPHC (as defined above).

      PlayStar Antigua likely would trigger the PHC stockholder test because five or fewer individuals would own more than 50% of the value of the PlayStar Delaware Common Stock before the Reorganization and more than 50% of the value of the Ordinary Shares after the Reorganization. Based on PlayStar Antigua's existing and anticipated future operations, PlayStar Antigua also expects to trigger the PHC income test for any taxable year prior to the commencement of its business operations. Once PlayStar Antigua commences its business operations and derives income from users of its Internet gaming services, however, PlayStar Antigua expects that it would not meet the PHC income test.

      If PlayStar Antigua becomes a PHC for a year, PlayStar Antigua (and not the stockholders of PlayStar Antigua) will be subject to a special United States federal income tax of 39.6% on its undistributed personal holding company income derived from United States sources for such year. Because PlayStar Antigua anticipates that it will not earn any United States source income, PlayStar Antigua should not have any undistributed personal holding company income. Even if future IRS public pronouncements and/or future United States legislation characterizes a portion of its Internet services income as United States source income, such income should not be personal holding company income, and PlayStar Antigua should not be a PHC for a taxable year in which it actively conducts its Internet gaming services business.

           Controlled Foreign Corporation Rules

      Special United States federal income tax rules also apply to certain United States holders of equity interests in a corporation classified as a "controlled foreign corporation" ("CFC") under the Code. Under Section 951(a) of the Code, each "United States shareholder" of a CFC must include in its gross income for United States federal income tax purposes (i) its pro rata share of the CFC's subpart F income for such taxable year, even if the subpart F income is not distributed, and (ii) its pro rata share of the CFC's increase in earnings invested in United States property for such year. In addition, gain on the sale of stock in a CFC recognized by a United States shareholder is treated as ordinary income to the extent of the CFC's accumulated undistributed earnings and profits.

      Section 951(b) of the Code defines a United States shareholder as any United States person who directly, indirectly or by attribution owns 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such United States shareholders collectively own, directly, indirectly or by attribution, more than 50% of the total combined voting power or total value of the corporation's stock.

      Based on the current ownership of PlayStar Delaware Common Stock and the anticipated ownership of Ordinary Shares after the Reorganization, PlayStar Antigua does not expect that "United States shareholders" will directly, indirectly or by attribution own more than 50% of the Ordinary Shares for any taxable year. Thus, PlayStar Antigua believes that after the Reorganization that it will not be a CFC.

      Taxation of Stockholders - Non-United States Holders

      Subject to the discussion of United States backup withholding tax below, a stockholder of Ordinary Shares other than a United States holder (a "non-United States holder") will not be subject to United States federal income or withholding tax on income derived by PlayStar Antigua, dividends paid to a stockholder by PlayStar Antigua or gains realized on the sale of Ordinary Shares, provided that (i) such income items are not effectively connected with the conduct by the non-United States holder of a trade or business within the United States, (ii) the non-United States holder is not or was not present in, or does not have or did not have a permanent establishment in, the United States, (iii) there has not been a present or former connection between the non-United States holder and the United States, including, without limitation, such non-United States holder's status as a citizen or former citizen thereof or resident or former resident thereof, and (iv) in the case of a gain from the sale or disposition of Ordinary Shares by an individual, the non-United States holder is not present in the United States for 183 days or more during the taxable year of the sale or certain other conditions are met.

      United States Backup Withholding Tax and Information Reporting

      Generally, a 31% "backup" withholding tax and information reporting requirements apply to dividends paid on shares of stock, and to proceeds from the sale of shares, to a noncorporate United States holder, if such a holder fails to provide a correct taxpayer identification number and other information or fails to comply with certain other requirements.

      Currently, dividends paid on Ordinary Shares by PlayStar Antigua will not be subject to United States backup withholding tax or information reporting. However, after December 31, 1999, dividends paid on Ordinary Shares to a United States holder or a non-United States holder through a United States or United States-related person (i.e., a person other than a "non-U.S. payor" or "non-U.S. middleman" as defined in Treasury regulations under the Code) will be subject to United States backup withholding tax and information reporting, unless the holder has provided the required certification of its non-United States status or has otherwise established an exemption. In addition, under currently effective Treasury regulations, the proceeds from the sale of Ordinary Shares by a United States holder or a non-United States holder through a United States or United States-related person will be subject to United States backup withholding tax and information reporting, unless the holder has provided the required certification of its non-United States status or has otherwise established an exemption.

      A United States holder can establish an exemption from the imposition of backup withholding tax by providing a duly completed IRS Form W-9 to the holder's broker or paying agent, reporting the holder's taxpayer identification number (which for an individual will be his or her social security number), or by otherwise establishing its corporate or exempt status. A non-United States holder can establish an exemption from the imposition of backup withholding tax and information reporting by providing a duly completed IRS Form W-8 to the holder's broker or paying agent or by otherwise establishing the holder's non-United States status.

      Any amounts withheld under the backup withholding tax rules from a payment to a holder will be allowed as a refund or a credit against such holder's United States federal income tax, provided that the required information is furnished to the IRS.

Antigua Tax Consequences

      According to Antigua counsel, Roberts & Company, St. John's, Antigua, at the present time there is no Antigua income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty, stamp duty or inheritance tax payable by an Antigua IBC or its shareholders. Moreover, PlayStar Antigua and its indirect wholly-owned Antigua incorporated subsidiary, Antigua Casino, are entitled to rely on the provisions of Section 276 of the Antigua
International Business Corporations Act (the "Antigua IBCA"), which provides that exemption from Antigua tax "shall continue in effect for a period of fifty
(50) years from the date of incorporation".

Canadian Tax Consequences

      The following is a summary of certain Canadian federal income tax consequences under the Income Tax Act (Canada) (the "ITA") that are generally applicable as a result of the Reorganization to holders of shares of Playstar Delaware ("Holders"). This summary does not purport to be a comprehensive description of all of the Canadian tax considerations that may be relevant to a decision to participate in the Reorganization. In particular, this summary of Canadian federal income tax matters does not deal with the liability to taxation in Canada of any corporation in the Playstar group. This summary deals only with

Holders who are resident in Canada, deal at arm's length with Playstar Delaware and hold their shares of Playstar Delaware as capital property, all for the purposes of the ITA, and who are not subject to special rules in the ITA, such as the "mark-to-market" rules or the "foreign affiliate" rules.

      This summary is based on the provisions of the ITA in effect as of the date hereof, the regulations thereunder in force as of the date hereof, all specific proposals to amend the ITA and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, as well as counsel's understanding of the current administrative practices of the Minister of National Revenue (Canada) ("Revenue Canada"). Except for the foregoing, this summary does not take into account or anticipate any future changes in law, whether by legislative, governmental or judicial action. This summary is of a general nature only and does not take into account the tax laws of any province or territory or of any jurisdiction outside Canada. It is not intended to be, nor should it be construed to be, legal or tax advice to any Holder. Accordingly, Holders are urged to consult with their tax advisors for advice with respect to their particular circumstances. This summary reflects the opinion of Baker & McKenzie, special Canadian tax counsel to Playstar. In delivering its opinion, special Canadian tax counsel will receive and rely upon certain representations from Playstar, and certain other information, data, documentation and other materials as special Canadian tax counsel deems necessary. An opinion of tax counsel is not binding upon either Revenue Canada or the courts. Holders should note that no rulings have been or are expected to be sought from Revenue Canada with respect to any of the Canadian federal income tax considerations discussed below, and no assurance can be given that Revenue Canada or ultimately the courts will take contrary positions.

      The merger of Playstar Delaware into Playstar Wyoming will be a nontaxable transaction to a Holder provided that the conditions in subsections 87(8.1), (8) and (4) of the ITA are met. It is understood that Playstar Delaware and Playstar Wyoming were incorporated and continue to be organized under the laws of the United States and all of the assets and liabilities of Playstar Delaware and Playstar Wyoming, except their intercompany shareholdings and receivables, will become assets and liabilities of Playstar Wyoming by virtue of the merger. It is also understood that all of the shares of Playstar Delaware will become shares of Playstar Wyoming by virtue of the merger, subject to the rights of dissenting shareholders of Playstar Delaware. On this basis, and assuming that a Canadian Holder only receives Playstar Wyoming shares in exchange for the Holder's Playstar Delaware shares, the conditions in subsections 87(8.1), (8) and (4) will be substantially met, and the merger will be a nontaxable event to a Holder provided that the condition discussed immediately below is also met, or is considered by Revenue Canada to be met.

      Paragraph 87(8.1)(c) of the ITA requires that all or substantially all the shares of the capital stock of Playstar Delaware be exchanged for or become shares of the capital stock of Playstar Wyoming by virtue of the merger. It is understood that issued shares owned by a dissenting shareholder of Playstar Delaware who receives cash after the merger as a result of exercising dissenter's rights will not become issued shares of Playstar Wyoming. Revenue Canada has publicly stated that "substantially all" generally means 90%, but the courts have held that it may mean less than 90%, depending on the circumstances. Where, as a result of shareholders exercising dissenting rights, substantially all of the issued shares of Playstar Delaware do not become issued shares of Playstar Wyoming, the condition in paragraph 87(8.1)(c) may not be met. Revenue Canada has publicly stated that where domestic Canadian corporations amalgamate, the amalgamation will not be disqualified as a section 87 nontaxable amalgamation by reason only of some shareholders of an amalgamating corporation exercising their dissenting rights and receiving cash instead of shares of the amalgamated corporation. Revenue Canada has not publicly stated that it will extend this administrative concession to mergers of United States corporations that otherwise qualify as section 87 nontaxable foreign mergers. However, Revenue Canada has indicated in an informal opinion that it will extend this administrative concession to such mergers. Revenue Canada's informal opinion is not binding on Revenue Canada or the courts and there are no assurances that Revenue Canada will not withdraw its administrative concession.

      Where the conditions of subsections 87(8.1), (8) and (4) are met, a Holder will generally be deemed to have disposed of the shares of Playstar Delaware on the merger for proceeds of disposition equal to the Holder's adjusted cost base of the shares of Playstar Delaware, resulting in no gain for Canadian tax purposes, and will be deemed to have acquired the shares of Playstar Wyoming for the same amount.

      Antigen counsel to Playstar Antigua has indicated that the continuation of Playstar Wyoming to Antigua to become Playstar Antigua will not result in a new company being formed. Wyoming counsel to Playstar Wyoming has indicated that under Wyoming law Playstar Wyoming will be transferred to Antigua as if it had been incorporated under the laws of Antigua. On this basis the continuation should be a nontaxable event to a Holder for Canadian tax purposes.


            DESCRIPTION OF PLAYSTAR ANTIGUA CAPITAL STOCK

      The following statements with respect to PlayStar Antigua's capital stock are subject to the detailed provisions of PlayStar Antigua's Articles of Continuance (the "Articles of Continuance"), which will become effective immediately  upon the  Effective  Time.  These  statements  do not purport to be
complete  and,  while  PlayStar   believes  the  descriptions  of  the  material
provisions of the Articles of Continuance, contained in this Information Statement/Prospectus will be accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the Articles of Continuance to which reference is hereby made for a full description of such provisions.

Capitalization

      The Articles of Continuance will provide that the authorized share capital of PlayStar Antigua will be divided into 50,000,000 Ordinary Shares, par value U.S. $.0001 per share, and 1,000,000 shares of Series Preference Stock, par value U.S. $.0001 per share.

Voting and Other Rights

      Under the Articles of Continuance, the holders of Ordinary Shares will be entitled to one vote for each share held on all matters submitted to stockholders' meetings, including the election and removal of directors, and will vote together as a single class with any voting preference shares unless the terms of any voting preference shares otherwise provide. The By-Laws of PlayStar Antigua will provide that the quorum required for a general meeting of the stockholders is a majority of the outstanding Ordinary Shares entitled to vote at such meeting. All matters voted upon at any duly held stockholders' meeting shall be carried by a majority of the votes cast at the meeting by stockholders represented in person or by proxy, except (i) approval of a merger or a similar arrangement, which, pursuant to Antigua law, requires the approval by way of Special Resolution, as defined in the Antigua IBCA, namely a resolution that is submitted to a special meeting of the shareholders duly called for the purposes of considering the same, and passed with or without amendment at the meeting by at least two-thirds of the votes cast (a "Special Resolution"). See "Comparison of Stockholder Rights -- Stockholder Approval of Business Combinations." A change of corporate name, the voluntary dissolution, liquidation or winding-up of the affairs of PlayStar Antigua, a reduction of paid-up share capital, and any amendment to PlayStar Antigua's Articles of Continuance require approval by a Special Resolution. The Board of Directors or the President may at any time proceed to convene a special meeting of PlayStar Antigua. PlayStar Antigua will have to provide at least twenty- one (21) days' notice of a special meeting.

      Because holders are not entitled to cumulate their votes, stockholders holding a majority of the outstanding Ordinary Shares, voting together as a class with the holders of any voting preference shares which may be issued, will be able to elect all members of the board of directors of PlayStar Antigua. In accordance with the By-Laws of PlayStar Antigua, holders of Ordinary Shares have no preemptive rights.

      There are no limitations on the right of nonresident stockholders to hold or vote their Ordinary Shares imposed by Antigua law or PlayStar Antigua's Articles of Continuance.

Dividend Rights

      The holders of Ordinary Shares will be entitled at any time to receive such dividends as are declared by the Board of Directors. PlayStar Antigua currently intends to retain earnings for use in PlayStar Antigua's business and the financing of its capital requirements. The payment of any future cash dividends is necessarily dependent upon the earnings and financial needs of PlayStar, along with applicable legal and contractual restrictions.

Changes in Capitalization

      PlayStar Antigua will be able by Special Resolution, to (i) increase its share capital by new shares of such amounts as the resolution prescribes; (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares (similar to a stock combination); (iii) subject to the provisions of the Antigua IBCA subdivide its shares or any of them, into shares of smaller amount than is fixed by its Articles of Continuance; and (iv) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

Reduction of Capital and Purchase of Shares

      Subject to the provisions of the Antigua IBCA, PlayStar Antigua will be able by Special Resolution to reduce its share capital in any way. Subject to the provisions of PlayStar's Articles of Continuance and to the Antigua IBCA, PlayStar Antigua may purchase or otherwise acquire any of its issued Ordinary Shares, in such circumstances and on such terms as shall be agreed by PlayStar Antigua and the holder thereof. PlayStar Antigua will be able to purchase all or part of the Ordinary Shares of any holder upon the agreement of such holder whether or not it has made a similar offer to all or any other holders.

Transfer of Shares

      Upon surrender to PlayStar Antigua or the transfer agent of PlayStar Antigua of a certificate for Ordinary Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, PlayStar Antigua or its duly authorized registrar and transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Preference Shares

      Under the Articles of Continuance, PlayStar Antigua will have the authority to issue 1,000,000 shares of Series Preferred Stock (the "Series Preference Stock"). There are currently no Series Preference Stock outstanding nor does the Board of Directors have any present intention to issue any such shares. Under the Articles of Continuance of PlayStar Antigua, the Board of Directors of PlayStar Antigua will be able to establish one or more additional classes or series of Series Preference Stock having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that the Board of Directors fixes without any stockholder approval. Such provisions could hinder an attempt to acquire control of PlayStar Antigua.

                        COMPARISON OF STOCKHOLDER RIGHTS

      The rights of stockholders of PlayStar Delaware are governed by Delaware law and PlayStar Delaware's Certificate of Incorporation and By-Laws. After the Reorganization, the stockholders of PlayStar Delaware will become stockholders of PlayStar Antigua and their rights will be governed by the Antigua IBCA and PlayStar Antigua's Articles of Continuance and By-Laws.

      The principal attributes of the PlayStar Delaware Common Stock and the PlayStar Antigua Ordinary Shares will be similar; however, there will be certain differences between the rights of stockholders under Delaware law and Antigua law. In addition, there are certain differences between PlayStar Delaware's Certificate of Incorporation and By-Laws, and PlayStar Antigua's Articles of Continuance and By-Laws. The following discussion is a summary of certain changes in the rights of stockholders resulting from the Reorganization described in this Information Statement/Prospectus. This summary does not purport to be complete or to cover all of the respects in which Antigua law may differ from laws generally applicable to Delaware corporations and their stockholders and, while PlayStar Delaware and PlayStar Antigua believe that this summary is accurate, this summary is subject to the complete text of the relevant provisions of the Antigua IBCA, the Delaware General Corporation Law ("DGCL"), PlayStar Delaware's Certificate of Incorporation and By-Laws and PlayStar Antigua's Articles of Continuance and By-Laws.

Stockholder Approval of Business Combinations

      Under the DGCL, there is no statutory restriction on a Delaware corporation's ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation (a "Disposition") not in the usual and regular course of the corporation's business, or a dissolution of the corporation, is required under the DGCL to be approved by the holders of a majority of the shares entitled to vote thereon unless the certificate of incorporation provides otherwise. In addition, under the DGCL, class voting rights exist with respect to amendments to the certificate of incorporation that adversely affect the terms of the shares of a class. See "Amendment of Charter" below. Such class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise; the Certificate of Incorporation of PlayStar Delaware does not provide otherwise.

      The Antigua IBCA requires the approval of the holders of at least two-thirds (2/3) of the votes cast at a Special Meeting called for such purpose for PlayStar Antigua to (i) merge, consolidate or amalgamate with another company or (ii) reorganize or reconstruct itself pursuant to a plan sanctioned by the Antigua courts.

Absence of Required Vote for Certain Mergers

      Under the DGCL, no vote of the stockholders of a corporation surviving a merger is required to approve a merger if (i) the agreement of merger does not amend the certificate of incorporation of such corporation, (ii) each share of stock of such corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter and (iii) the number of shares of common stock of such corporation to be issued in the merger, if any, does not exceed 20% of the number of shares outstanding immediately before the merger.

      There is no equivalent provision in the Antigua IBCA and therefore the stockholders of the surviving company in such a situation would be entitled to vote on the merger as described above. See "Stockholder Approval of Business Combinations" above.

Appraisal Rights

      Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a Disposition, if (i) the shares of such corporation are listed on a national securities exchange or held of record by more than 2,000 stockholders, as is presently not the case with PlayStar Delaware, or (ii) such corporation will be the surviving corporation of the merger and no vote of the stockholders of the surviving corporation is required to approve such merger; provided, however, that a stockholder is entitled to appraisal rights in the case of a merger or consolidation if such stockholder is required by the terms of an agreement of merger or consolidation to accept in exchange for the shares of such stockholder anything other than (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, (ii) shares of any other corporation that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, (iii) cash in lieu of fractional shares of the corporation described in the foregoing clauses (i) and (ii), or (iv) any combination of the foregoing.

      The Antigua IBCA does not provide for appraisal rights. However, in the case of a court sanctioned reorganization of an Antigua company as described in "Stockholder Approval of Business Combinations" above, a dissenting stockholder has the right to express to the court such stockholder's view that the transaction sought to be approved would not provide the stockholders with the fair value of their shares.

Special Meetings of Stockholders

      Under the DGCL, a special meeting of stockholders may be called only by the board of directors or by persons authorized in the certificate of incorporation or the Bylaws. The By-Laws of PlayStar Delaware provide for the call of a special meeting of stockholders only by the President or Secretary, or by resolution of the Board of Directors of PlayStar Delaware.

      Under the Antigua IBCA, a Special Meeting will be able to be called by the Board of Directors of PlayStar Antigua or by the holders of not less than five percent (5%) of the issued shares of a corporation that carry the right to vote at the meeting sought to be held.

Distributions and Dividends; Repurchases and Redemptions

      Under the DGCL, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if such shares are to be retired and the capital reduced.

      Under the Antigua IBCA, the directors may pay to the stockholders such dividends as appear to the directors to be justified by the profits of PlayStar Antigua unless the corporation is unable or would, after the payment, be unable to pay its liabilities as they become due, or the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Vacancies on Board of Directors

      Under the DGCL, a vacancy and a newly created directorship may be filled by a majority of the remaining directors, although less than a quorum, unless otherwise provided in the certificate of incorporation or Bylaws. Neither the Certificate of Incorporation nor the By-Laws of PlayStar Delaware otherwise so provides.

      The Antigua IBCA and the By-Laws of PlayStar Antigua will provide that a vacancy and a newly created directorship may be filled by a majority of the remaining directors, so long as a quorum of directors continues to exist at all times.

Removal of Directors

      Under the DGCL, except in the case of a corporation with a classified board, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

      The Antigua IBCA provides that directors may be removed by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

Inspection of Books and Records

      Under the DGCL, any stockholder may inspect the corporation's books and records for a proper purpose.

      Shareholders of an Antigua company may inspect or obtain copies of the list of shareholders, corporate records or financial statements pertaining thereto.

Amendment of Certificate of Incorporation

      Under the DGCL, the certificate of incorporation may be amended if (i) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of stockholders and (ii) the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

      Under the Antigua IBCA, the Articles of Continuance may only be amended by a Special Resolution.

Amendment of By-Laws

      Under the DGCL, the board of directors may amend Bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend Bylaws. The Certificate of Incorporation of PlayStar Delaware authorizes the Board of Directors to alter, amend, repeal or adopt its By-Laws.

      Under the Antigua IBCA, the By-Laws of PlayStar Antigua may only be amended by a Special Resolution.

Indemnification of Directors and Officers

      The Antigua IBCA and the DGCL have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reorganization is approved, the Antigua IBCA indemnification provisions will not apply to any act or omission that occurs before the Effective Time. The following is a summary comparison of the Antigua IBCA and DGCL indemnification provisions:

      Under the DGCL, indemnification rights are expressly non-exclusive. A corporation is permitted to provide indemnification or advancement of expenses, by by-law provisions, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The Certificate of Incorporation and the By-Laws of PlayStar Delaware make indemnification mandatory on the part of the PlayStar Delaware to the fullest extent permitted by law.

      Antigua law does not limit the extent to which a company's Articles of Incorporation and/or By-Laws may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Antigua courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty or willful neglect or default.

      The Articles of Continuance of PlayStar Antigua will contain provisions providing for the indemnity by PlayStar Antigua of an officer, director, employee or agent of PlayStar Antigua to the same extent as permitted under the Certificate of Incorporation of PlayStar Delaware.

Limited Liability of Directors

      Section 102(b)(7) ("Section 102") of the DGCL permits the adoption of a certificate of incorporation provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. Section 102 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders, (ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) paying a dividend or approving a stock repurchase that was illegal under the DGCL. The Certificate of Incorporation of PlayStar Delaware eliminates the monetary liability of a director to the fullest extent permitted by the DGCL.

      There is no equivalent provision under the Antigua IBCA.

                     PRO FORMA FINANCIAL INFORMATION

                     PLAYSTAR ANTIGUA AND SUBSIDIARIES

           Pro Forma Consolidated Balance Sheet and Statement of
                             Operations
                             (Unaudited)

      The following unaudited pro-forma consolidated balance sheet at December 31, 1997 and statements of loss for the period October 3, 1996 (date of inception) to June 30, 1997 and for the six months ended December 31, 1997 are presented for PlayStar Delaware and PlayStar Antigua. The statements give effect to the Merger of PlayStar Delaware into PlayStar Antigua, as if the transaction had occurred on October 3, 1996. These pro-forma statements may not be indicative of the results of operations that actually would have occurred if the merger had been in effect on the date indicated or which may be obtained in the future. The pro-forma financial statements should be read in conjunction with the historical financial statements and notes of PlayStar Delaware, which are included elsewhere this Joint Prospectus/Proxy Statement.

                CONSOLIDATED PRO FORMA BALANCE SHEETS
                       AS AT DECEMBER 31, 1997
                               (U.S.$)




                                      Playstar      Playstar     Pro Forma
                                      Delaware      Antigua      Combined
                                      --------      --------     ---------
ASSETS

CURRENT
   Cash and cash equivalents          $363,446      $    -       $363,446
                                        75,000           -         75,000
                                      ---------     -------      --------
                                      $438,446      $    -       $438,446
                                      =========     =======      =========

LIABILITIES

CURRENT
   Accounts payable and accrued      $  15,326      $            $ 15,326
    liabilities                       ---------     --------     ---------


SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000  common  shares  at par
     value $.0001 per share;
   (50,000,000  common  shares at
     par value $.0001 per share
      pro forma)
   Issued and outstanding
   17,781,744 common shares              1,778          -          1,778
                                                    --------

ADDITIONAL PAID-IN CAPITAL           1,623,797          -      1,623,797
                                                    --------

DEFICIT, accumulated during the      1,202,455          -     (1,202,455)
development stage                    ---------      --------  -----------
                                       423,120          -        423,120
                                     ---------      --------  -----------
                                    $  438,446      $          $ 438,446
                                    ----------      --------  -----------

              CONSOLIDATED PRO FORMA STATEMENTS OF LOSS
  FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997


                                      Playstar     Playstar    Pro Forma
                                      Delaware     Antigua     Combined
                                      --------     --------    ---------
REVENUE

   Interest income                      $3,022     $   -         $3,002
                                                   --------

EXPENSES
   Development costs                  $754,527                 $754,527
   General and administrative           13,856                   13,856
   Professional fees                    14,415                   14,415
   Incorporation costs                   3,456                    3,456
                                      ---------               ---------
                                      $786,254         -      $ 786,254
                                      ---------   ---------   ---------
NET LOSS                              $(783,232)   $   -      $(783.232)
                                      ==========  =========  ==========

LOSS PER SHARE                         $(.05)                 $    (.05)
                                       ========              ===========

WEIGHTED AVERAGE NUMBER               17,781.744             17,781,744
  OF SHARES OUTSTANDING




              CONSOLIDATED PRO FORMA STATEMENT OF LOSS
             FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                               (U.S.$)


                                      Playstar    Playstar     Pro Forma
                                      Delaware    Antigua      Combined
                                      --------    --------     ----------
REVENUE

   Interest income                    $    523    $    -       $    523
                                      --------   ----------    ---------

EXPENSES
   Development costs                   386,043                  386,043
   General and administrative            8,037                    8,037
   Professional fees                    25,666    $              25,666
                                      --------- ----------     ---------
                                      $419,746    $   -       $ 419,746
                                      --------- ----------    ---------
NET LOSS                              $(419,223)  $   -       $(419,223)
                                      ========= ==========     =========

LOSS PER SHARE                             (.03)              $    (.03)
                                          -----              ------------

WEIGHTED AVERAGE NUMBER              16,140,707              16,140,707
   OF SHARES OUTSTANDING

      MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following Management's Discussion and Analysis of Financial Condition and Plan of Operations includes forward-looking statements with respect to PlayStar's future financial performance. These forward-looking statements are subject to various risks and uncertainties, including the factors described under "Risk Factors" and elsewhere in this Prospectus, that could cause actual results to differ materially from historical results or those currently anticipated.

      PlayStar Delaware/PlayStar Antigua

      PlayStar Delaware is a holding company which, through its subsidiaries, PlayStar Limited and Antigua Casino, intends to operate, promote and commercialize an on-line gaming service which will offer interactive, software-based games of chance. Antigua Casino will conduct PlayStar's Internet gaming business, and PlayStar Limited will license gaming technology to Antigua Casino's Internet gaming business.

      PlayStar Delaware was incorporated in the State of Delaware on October 3, 1996. During the succeeding months, PlayStar raised an aggregate of $1,000,000 in capital through three private placements completed pursuant to Rule 504 promulgated under the Securities Act. PlayStar Delaware recently raised an additional $1,004,637 through two additional private placements completed pursuant to Section 4(2) of the Securities Act and Regulations D and S promulgated thereunder. This financing has been sufficient to satisfy PlayStar's cash requirements through the date hereof. From these proceeds, the Subsidiaries paid approximately $785,000 for products provided by Dreamplay Research Corp. ("Dreamplay") and approximately $375,000 for legal, accounting, public relations and administrative services. PlayStar estimates, however, that the total amount of capital required to proceed with current operations and to bring the Subsidiaries' products and services to market will be approximately $2,000,000, including approximately $175,000 for research and development, approximately $850,000 for advertising, marketing and promotional efforts, and approximately $975,000 for working capital. As PlayStar had only $200,000 on hand as of March 30, 1998, management intends to raise additional capital through additional sales of unregistered shares of its Common Stock conducted under exemptions provided by the Securities Act or by the rules of the Commission in order to meet PlayStar's capital requirements.

      PlayStar Limited

      PlayStar Limited's initial efforts for its first twelve months centered on the purchase of on-line gaming and financial transaction processing software. During this period, PlayStar Limited developed its software games and system test site. PlayStar Limited's casino management system recently entered the final stages of development, and PlayStar Limited has begun beta testing of the system. PlayStar Limited intends to license its gaming technology to Antigua Casino which will then operate the electronic casino.

      Antigua Casino

      In December 1997, PlayStar Limited, on behalf of Antigua Casino, applied to the government of Antigua for an electronic casino gaming license. On January 28, 1998, the Antigua government granted approval for the issuance of the license to Antigua Casino. Antigua Casino intends to establish its operations base and begin operation of its on-line casino during the first six months of 1998.

      The launch of the on-line casino will be a critical factor for Antigua Casino's success. Accordingly, PlayStar's management plans to announce the opening of the casino through selected world media, press conferences and an advertising campaign. Management is currently negotiating with an established marketing communications firm and media buying company to oversee Antigua Casino's promotional efforts and advertising needs.

      During the next twelve months, Antigua Casino intends to acquire and lease computer and telecommunications equipment to facilitate its computer operations center. The estimated cost of this equipment will be approximately $1,200,000. Dreamplay has bought approximately $300,000 worth of hardware/software, which it will provide to Antigua Casino and install into the casino as part of its agreement with PlayStar Limited.

      Finally, since Antigua Casino's revenues depend on customer gaming activities, PlayStar's management will endeavor to develop a loyal customer base. Antigua Casino marketing will be directed to establish PlayStar and its PlayStar-brand products as the mark of integrity, quality and innovation in both the Internet gaming and interactive entertainment markets. Ultimately, PlayStar's management foresees that such efforts will establish the "PlayStar" name as a premier brand in on-line gaming.

Year 2000 Compliance

      PlayStar believes that it is year 2000 compliant, and does not currently anticipate any disruption in its operations as the result of any failure by PlayStar to be in compliance. PlayStar does not currently have any information concerning the year 2000 compliance status of its suppliers and customers.

New Accounting Pronouncements

      In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." This Statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly-held common shares or potential common shares. This Statement replaces the presentation of primary EPS and fully-diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. This Statement is not expected to have a material effect on PlayStar's reported EPS amounts. The Statement is effective for PlayStar's financial statements for the quarter ending December 31, 1997.

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting and display of comprehensive income and its components in financial statements. The Statement is effective for PlayStar's financial statements for the year ending June 30, 1999.

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for the way a public business enterprise reports certain information about operating segments, and discloses enterprise-wide information about PlayStar's products and services, activities in different geographic areas, and PlayStar's reliance on major customers. The statement is effective for PlayStar's financial statements for the year ending June 30, 1999.

                        BUSINESS OF PLAYSTAR

Introduction

      Following the Effective Time of the Reorganization, PlayStar Antigua will conduct the business previously carried on by PlayStar Delaware. Except for PlayStar Antigua's domicile, the activities of PlayStar Antigua will be identical to that of PlayStar Delaware prior to the Effective Time. Accordingly, references in the discussion of the business of PlayStar include the operations of PlayStar Delaware and PlayStar Antigua.

Description of Business of PlayStar

      PlayStar

      PlayStar Delaware, through the Subsidiaries, PlayStar Limited and Antigua Casino, intends to operate, promote and commercialize interactive, software-based games of chance which will be offered as an on-line service accessible world-wide on the Internet. PlayStar Delaware was incorporated in the State of Delaware on October 3, 1996 under the name Global Games Corporation. On October 9, 1996, PlayStar Delaware acquired all of the issued and outstanding shares of common stock of PlayStar Limited, incorporated on October 9, 1996.

      PlayStar Limited and Antigua Casino

      PlayStar Limited has purchased and intends to license, promote and commercialize an on-line casino system, "gaming software" offering casino operators interactive, software-based games of chance accessible world-wide through the Internet. These products are being tested at www.antigua.org.

      Antigua Casino's Articles of Incorporation enable it to operate a Internet-based casino. Using the technology developed by PlayStar Limited and licensed to it, Antigua Casino's casino service will allow patrons to play interactive games in real time either in "free" mode or in "live" mode. In "live" mode, patrons will wager with real money in various forms, including electronic money or "e-cash," credit cards, wire-transfers, money-orders and personal account debits. Antigua Casino will initially offer a selection of casino-style games, including, but not limited to, blackjack, draw poker, baccarat, roulette and three different slot machines.

      In December 1997, PlayStar Limited, on behalf of Antigua Casino, applied to the government of Antigua for an electronic casino gaming license. On January 28, 1998, the Antigua government granted approval for the issuance of the license to Antigua Casino. Antigua Casino intends to establish its operations base and begin operation of its on-line casino during the first six months of 1998.

      PlayStar Limited's games are designed to be entertaining and captivating. Moreover, the games have been adapted to the idiosyncrasies of the Internet. For example, at times, due to "noise" on telephone lines or other unpredictable technical glitches, connections between computers may terminate. To respond to such problems, PlayStar Limited's software keeps track of the precise status of the game. If a game is interrupted, the patron needs only to return to the casino website and the game will be restored to the moment the disconnection occurred.

      PlayStar Limited began testing its games on March 31, 1997. PlayStar Limited's client/server systems have performed as expected during this testing, and PlayStar Limited believes that its systems require only minor improvements. The number of visitors to the casino site and the total amount "wagered" during the testing period, however, has greatly exceeded PlayStar's expectations. Moreover, these visitors have provided PlayStar Limited with valuable comments and feedback, which have been incorporated by PlayStar Limited to improve its products.

      Antigua Casino does not plan to require patrons to maintain a minimum account balance or place any restrictions on amounts accumulated through winnings. Antigua Casino does plan, however, to establish a maximum bet limit for new customers. Antigua Casino may, at its discretion, grant custom wagering and account options to its regular customers based upon their established profiles. At the present time, Antigua Casino does not intend to extend credit services to its patrons.

      Antigua Casino intends to attract patrons to its service by providing quality content through innovative use of animation and graphic design. The Antigua Casino website has been designed with simplicity and effectiveness in mind. Patrons are able to browse the website and try any game in "free" mode. When a patron decides to open an account, the relevant financial information will be processed. Once an account is open, patrons may elect to play any of Antigua Casino games in "live" mode and wager against the patrons' accounts. Antigua Casino will also allow patrons to review their accounts and cash-out at any time.

      Antigua Casino intends to accept several forms of payment to process customer financial transactions, including e-cash, credit cards, wire-transfers, money-orders and personal account debits. Antigua Casino will license certain software which will permit Antigua Casino to authenticate and process credit card and other financial transactions which occur over the Internet. Antigua Casino intends to work closely with international banking institutions that have experience providing electronic and Internet payment clearing services. Antigua Casino is also currently negotiating with several banks to establish check, wire transfer and third-party funds transfer services.

Customers and Marketing

      Antigua Casino's target market is individuals located throughout the world who are current on-line users and at least 18 years of age. According to the Internet Society, there are currently 60 to 80 million such people world-wide who regularly access the Internet. Moreover, Internet use is expected to grow by as much as 80% each year.

      Antigua Casino plans to protect all customer data and information with high-level security systems and password encryption software. Patrons will be issued both an account identification number and a PIN number. Any wagering or patron functions, such as an account review or a cash-out, will require the correct identification numbers. Antigua Casino will not require identification numbers to browse its website or play games in "free" mode.

      In order to create an awareness of Antigua Casino's existence among individuals in the target market, Antigua Casino intends to focus its marketing efforts primarily on traditional media advertising, public relations programs, on-line promotions, business development, third-party relationships and social programs. While Antigua Casino is not currently conducting any marketing programs, Antigua Casino is preparing a detailed marketing and advertising plan which will commence upon the launch of the on-line casino. To ensure the creation of an effective advertising program, Antigua Casino is currently negotiating with an established marketing communications firm and a media buying company to oversee Antigua Casino's promotional efforts and advertising needs.

     Antigua Casino does not currently intend to limit its marketing and advertising program to particular jurisdictions. However, Antigua Casino may exclude the United States or any other jurisdiction from its promotional efforts if such efforts or activities are determined to be prohibited by applicable law. See "Regulation."

Research and Development

      Since PlayStar Delaware's inception in October 1996, the Subsidiaries have expended approximately $785,000 on research and development activities. Effective April 1, 1998, PlayStar Limited and Dreamplay entered into an agreement (the "Dreamplay Agreement") pursuant to which PlayStar Limited retained Dreamplay to provide PlayStar Limited's gaming software. Pursuant to the terms of the Dreamplay Agreement, Dreamplay has assigned to PlayStar Limited all right, title and interest in the software designed and developed for PlayStar Limited. To date, PlayStar Limited has paid Dreamplay approximately $785,000 for the provision and installation of gaming software.

      PlayStar Limited intends to continue the development of additional casino games, including, but not limited to, Caribbean poker, pai gow, sic bo, craps and two-up. Additionally, PlayStar Limited believes that other games, more interactive in nature, will become highly popular in the gaming community in the future.

Employees

      PlayStar currently has two full-time employees who serve as PlayStar Delaware's President and its Chairman, Chief Executive Officer, Treasurer and Secretary, respectively. From time to time, PlayStar also retains consultants and consulting firms which provide PlayStar Delaware with certain expertise in financing, developing, marketing and software and telecommunications technologies.

Properties

      Neither PlayStar nor its subsidiaries presently own or lease any property or real estate.

Competition

      A significant number of companies, organizations and individuals are currently offering or purporting to offer casino gambling services on the Internet similar to those of Antigua Casino. PlayStar's primary competition includes, but is not limited to, CryptoLogic Inc., Venturetech Inc., Internet Casinos Ltd., Interactive Gaming and Communications Corp. (formerly Sports International - USA), Wager Net Inc., Casinos of the South Pacific, World Wide Web Casinos and Virtual Vegas. PlayStar is aware of several firms currently accepting wagers on various sporting events with financial transactions being administered from off-shore accounts. Additionally, several organizations currently offer lottery tickets for sale on the Internet for international lotteries.

      Most Internet markets, including the gaming segment, are relatively accessible to a wide number of entities and individuals. PlayStar believes, however, that there are substantial market barriers facing potential providers, including technology, commerce, regulation, management and reputation. First, providers must utilize sophisticated systems to manage casino operations, process financial transactions, encrypt information and provide an attractive user interface. Providers must also develop relationships with financial institutions to process gaming transactions. Additionally, providers should obtain a casino license from an established regulatory agency before offering Internet gaming services to the public. Providers must also assemble a team of software, hardware, telecommunications, marketing, management and gaming specialists to develop the casino's operations. Finally, due to the sensitive nature of the casino business, providers must develop and maintain an impeccable reputation in order to attract and retain customers. PlayStar believes that these market barriers will ultimately preclude the vast majority of prospective providers from maintaining successful Internet operations. Management believes that the Subsidiaries have largely overcome these barriers, and that, as a result, Antigua Casino will have a competitive advantage over other prospective providers.

Patents, Copyrights and Trade Secrets

      As of the date hereof, neither PlayStar nor either of its Subsidiaries owns or otherwise controls any registered patents, copyrights or trademarks. PlayStar and the Subsidiaries will attempt to protect their proprietary technology by relying on trade secret laws and non-disclosure and confidentiality agreements with their employees and consultants who have access to their proprietary technology.

Regulation

      Antigua Casino must adhere to the legal requirements of each jurisdiction in which it operates or offers its services or is deemed to operate or offer its services. Antigua Casino is one of the few Internet-based casinos to be licensed by an established, first-world casino regulatory agency. While many jurisdictions have no Internet casino licensing requirements, in January 1998, Antigua Casino was granted a license to operate its Internet casino by the Antigua government, under the "Virtual Casino Wagering and Sports Book Wagering Regulations" promulgated under Section 27 of the Antigua Free Trade and Processing Zone Act, 1994.

      In the United States, the ownership and operation of land-based gaming facilities has traditionally been regulated on a state by state basis, although the vast majority of states have legalized some form of gaming activities. It should also be noted that certain of Antigua Casino's competitors have been the subject of criminal complaints at the state level. For example, in September 1997, the Minnesota Court of Appeals considered a consumer protection complaint and concluded that an Internet gambling service with operations located outside of Minnesota was subject to personal jurisdiction in Minnesota because the company conducted commercial activities in the state over the Internet. See Minnesota v. Granite Gate Resorts, Inc., 568 N.W.2d 715 (1997).

      On October 27, 1997, the Senate Judiciary Committee approved a bill (S-474) introduced by Senator John Kyl of Arizona, which would prohibit gaming on the Internet in the United States (the "Bill"). If passed as law, the Bill would classify gaming over the Internet as a federal offense. While the Bill would allow intrastate wagering via the Internet, the Bill would prohibits interstate bets. Individuals convicted of operating an Internet gaming business in the United States could be punished by up to four years in jail and a fine equal to the greater of $20,000 or the aggregate amount of bets received by the operator. Under the Bill, Internet gaming would be a federal crime even if the states in which bets are placed had legalized the practice. The Bill also would require the Secretary of State and the Secretary of the Treasury to seek an international agreement to enforce the law. On February 4, 1998, the House Crime Subcommittee held a hearing to discuss issues related to Internet gaming and the House version of the Bill. The House version of the Bill would permit Internet gaming if such activities are legal in the bettor's jurisdiction and in the jurisdiction in which the server is located. If the Bill becomes law, it could have a significant effect on the Antigua Casino's operations. Antigua Casino might be forced to cease all marketing and promotional activities in the United States to ensure that no solicitation of United States citizens occurs. Since the Bill also would prohibit United States citizens from gaming on the Internet, Antigua Casino may be expected to lose a significant portion of its customer base if the Bill becomes law.

      In the future, Antigua Casino may seek to offer wagering services on the Internet. The use of the Internet for such services may violate the United States federal wire statute, and the use of the Internet for gaming services may violate applicable state statutes. Due to the relatively recent existence of wagering over the Internet, the laws dealing with this application are not well developed. However, on March 4, 1998, the United States Attorney for the Southern District of New York indicted 14 owners and managers of six Internet sports betting companies headquartered in the Caribbean and Central America. All of the individuals were charged with conspiracy to transmit bets and wagers on sporting events via the Internet in violation of the Federal wire statute. The indictments were made in spite of the fact that the companies operated by the defendants were licensed to conduct gaming operations, including one which was licensed by the Government of Antigua. Although management believes that Antigua Casino is in compliance with all applicable existing regulations in those countries in which Antigua Casino intends to offer wagering services, there can be no assurance that the United States federal or state authorities will not try to assert jurisdiction against PlayStar if Antigua Casino seeks to offer such services in the United States.

Legal Proceedings

      Neither PlayStar nor the Subsidiaries are parties to any pending legal proceedings.


                             MANAGEMENT

      The following table sets forth information regarding the directors and executive officers of PlayStar Delaware as of April 17, 1998, which directors and executive officers will hold the same positions, respectively, with PlayStar Antigua after the Effective Time.

Name                             Age   Position
-----                            ---   --------
William  F.E. Tucker              65   Chairman,   Chief   Executive
                                       Officer, Secretary    and
                                       Treasurer

Julius Patta                      31   President
--------------------

      Julius Patta has served as President of PlayStar Delaware since its inception. From inception until April 1, 1998, he also served as Chief Executive Officer, Chief Financial Officer and Treasurer of PlayStar Delaware. Mr. Patta has fourteen years of international business, finance, games software and telecommunications technology experience. From April 1996 until September 1996, Mr. Patta was Vice President of Netron Interactive, a division of Netron, Inc. ("Netron"), a Canadian software company. While with Netron Interactive, Mr. Patta managed corporate sales, third-party relationships, staff, production development and key projects. From June 1994 until March 1996, Mr. Patta was Vice President, Research and Development of Netron where he managed product planning, product development, staff, public relations and strategic customer sales. From January 1992 until May 1994, Mr. Patta was Vice President, Consulting Services of Netron where he managed business development and sales, third-party partnering, contract negotiations and key projects. Prior to joining Netron, Mr. Patta was the owner and principal consultant of CASE Consulting Services, which provided high-end information systems services.

      William F.E. Tucker has served as Chairman and Chief Executive Officer, Treasurer and Secretary of PlayStar since April 1, 1998. Since 1992, Mr. Tucker has been a private investor. From 1974 to 1992, Mr. Tucker was a principal of Malabar Ltd., the largest Canadian supplier of manufacturing and rental services to the North American theater industry.

Executive Compensation.

      The following table discloses the executive compensation paid to Julius Patta, the President of PlayStar Delaware from its inception (October 9, 1996) through June 30, 1997. Mr. Patta's compensation with PlayStar Antigua after the Reorganization will be the same as set forth below. No other executive officer's compensation exceeded $100,000 during the periods covered below.

  Summary Compensation Table
-------------------------------------------------------------------------
                                                           Long-Term
                          Annual Compensation            Compensation
                                                            Awards
-------------------------------------------------------------------------
-------------------------------------------------------------------------
                                            Other      Securities
    Name and      fiscal                    Annual     Underlying All
    Principal      Year    Salary  Bonus Compensation   Options   Other
  Position                                                        Compensation

-------------------------------------------------------------------------
-------------------------------------------------------------------------
Julius Patta       1998    -0-    -0-        -0-          -0-     -0-
President          1997    -0-    -0-        -0-       1,250,000  -0-
-------------------------------------------------------------------------



      The following table contains information concerning the grant of stock options to PlayStar Delaware's executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 1997. Such person's options will become identical options of PlayStar Antigua after the consummation of the Reorganization.

     ----------------------------------------------------------
                     Number of Percent of
                     Securities   Total
                     Underlying  Options
                      Options  Granted to  Exercise or Expiration
           Name       Granted   Employees  Base Price    Date
                                   in       per Share
                               Fiscal Year
     ----------------------------------------------------------
     ----------------------------------------------------------
     Julius Patta -  1,250,000    100%        $0.05    October
     President                                         9, 2001
     ----------------------------------------------------------
     ----------------------------------------------------------
       Total........ 1,250,000    100%        $0.05    October
                                                       9, 2001
     ----------------------------------------------------------


      No stock options have been exercised by Mr. Patta to date.

      Directors of PlayStar do not receive any stated salary for their services as directors or members of committees of the Board of Directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Directors of PlayStar may also serve PlayStar in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity.

      PlayStar is not a party to any employment or consulting agreements between PlayStar Delaware and any executive officer.

Indemnification

      PlayStar Antigua will indemnify a director or officer of PlayStar Antigua against all costs, charges and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of PlayStar Antigua provided he acted honestly and in good faith with a view to the best interests of PlayStar Antigua and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling PlayStar pursuant to the foregoing provisions, PlayStar has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Certain Relationships and Related Transactions.

      On October 9, 1996, PlayStar Delaware issued 12,000,000 unregistered shares of Common Stock to the stockholders of PlayStar Limited, in exchange for all of the issued and outstanding shares of PlayStar Limited. Certain of the beneficial owners of PlayStar Delaware were stockholders of PlayStar Limited, and therefore received shares of Common Stock of PlayStar Delaware in this transaction. These beneficial owners include Julius Patta who received 3,000,000 shares through his beneficial ownership of Hemery Nominees Limited, Trust f/b/o Allan Bramson, Evan Bramson and Joanne Bramson which received 3,000,000 shares through its beneficial ownership of Hemery Trustees Limited, William F.E. Tucker who received 3,000,000 shares through his beneficial ownership of Powerstock Consultants Limited and Trust f/b/o Irving Litvack, Michael Leonard Litvack, Lori Lee Litvack, Kari Lynn Freesman, Jeffrey Eliot Litvack, Andrew David Litvack and Dora Litvack which received 3,000,000 shares through its beneficial ownership of Powerstock Limited in the transaction.

      PlayStar Limited was a party to a certain Agreement dated April 16, 1997 with Dreamplay Research Corp. (the "Original Dreamplay Agreement"), an entity which is 100% owned by Mr. Patta, the Company's President, and is a party to an Agreement with Dreamplay dated April 1, 1998 which superseded the Original Dreamplay Agreement. The Agreements with Dreamplay were approved by Dreamplay's disinterested directors and were made in the ordinary course of business. Dreamplay's Management believes that the Agreements contained or contain substantially the same terms as those prevailing at the time for comparable agreements and transactions with other technology development companies. From inception through December 31, 1997, Playstar Limited has paid Dreamplay an aggregate of $785,000 under the Agreements with Dreamplay.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of PlayStar Delaware's Common Stock as of April 15, 1998 by (i) each director of PlayStar Delaware, (ii) each executive officer of PlayStar Delaware and each executive officer named in the Compensation Table below, (iii) all directors and officers of PlayStar Delaware as a group and (iv) each person known by PlayStar Delaware to be the beneficial owner of more than five percent of the Common Stock of PlayStar Delaware. Each of such individuals will own the same number and percentage of PlayStar Antigua Ordinary Shares following the Reorganization.


---------------------------------------------------------------------

                                       Beneficial    Current Percent
                                      Ownership of     of Class(1)
Name and Address                      Common Stock
---------------------------------------------------------------------
---------------------------------------------------------------------

Julius Patta, President              4,330,500 (2)      23.89%
P.O. Box W 612
Woods Centre
Antigua BW1
West Indies
---------------------------------------------------------------------
---------------------------------------------------------------------

William F.E. Tucker -- Chairman and  3,362,500 (3)      18.55%
Chief Executive Officer, Treasurer
and Secretary
West Dunes
44 South Road
Paget PG 04
Bermuda
---------------------------------------------------------------------
---------------------------------------------------------------------

Trust f/b/o Allan Bramson, Evan      3,694,500 (4)      20.38%
Bramson and
Joanne Bramson
c/o Hemery Trustees Limited
31 Broad Street
St. Helier
Jersey Channel Islands JE4 8XN
---------------------------------------------------------------------
---------------------------------------------------------------------

Trust f/b/o Irving Litvack, Michael  3,353,100 (5)      18.50%
Leonard Litvack, Lori Lee Litvack,
Kari Lynn Freesman, Jeffrey Eliot
Litvack, Andrew David Litvack and
Dora Litvack
c/o Powerstock Limited
31 Broad Street
St. Helier
Jersey, Channel Islands  JE4 8XN
---------------------------------------------------------------------
---------------------------------------------------------------------

All directors and executive          7,693,000 (6)      42.44%
officers as a group
---------------------------------------------------------------------


(1)Based upon 128,744 issued and outstanding shares of PlayStar Delaware's Common Stock and, with respect to those persons holding warrants or options to purchase Common Stock excercisable within sixty (60) days, the number of shares of Common Stock that are issuable upon the exercise thereof.
(2)Includes options to purchase 1,250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(3)Includes options to purchase 250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(4)Includes options to purchase 700,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(5)Includes options to purchase 250,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.
(6)Includes options to purchase 1,500,000 shares of PlayStar Delaware Common Stock exercisable within 60 days.


                            LEGAL MATTERS

      Certain legal matters in connection with shares of Common Stock of PlayStar Wyoming to be issued in the Reorganization have been passed upon for PlayStar by Holland & Hart, Cheyenne, Wyoming. Certain legal matters in connection with Ordinary Shares to be issued in the Reorganization have been passed upon for PlayStar Antigua by Roberts & Company, St. John's, Antigua. Roberts & Company has also rendered an opinion regarding the Antigua tax consequences of the Reorganization referred to in "Certain Tax Considerations." The discussion of certain United States federal income tax consequences of the Reorganization and of the ownership and disposition of PlayStar Antigua Ordinary Shares under the heading "Certain Tax Considerations" was based upon an opinion rendered by Baker & McKenzie, Washington, D.C. The discussion of certain Canadian federal income tax consequences of the Reorganization was based on an opinion rendered by Baker & McKenzie, Toronto, Canada.

                               EXPERTS

      The financial statements of PlayStar Delaware as of June 30, 1997 and for the period October 3, 1996 (date of inception) to June 30, 1997 included in this Information Statement/Prospectus have been audited by Fruitman Kates, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

-
                        PLAYSTAR CORPORATION
                    (A development stage company)

                    INDEX TO FINANCIAL STATEMENTS





                                                             Page


Audited  Consolidated  Financial  Statements as of June 30,  F-2
1997

      Independent Auditors' Report.                          F-3

      Consolidated Balance Sheet as of June 30, 1997.        F-4

      Consolidated Statement of Loss for the Period from     F-5
      Inception,  October 3, 1996 to June 30, 1997.

      Consolidated  Statement of Accumulated Deficit for     F-6
      the Period from Inception, October 3, 1993 to
      June 31, 1997.

      Consolidated Statement of Shareholders' Equity for     F-7
      the Period from Inception, October 3, 1993 to June
      31, 1997.

      Consolidated  Statement of Cash Flows for the Period   F-8
      from  Inception, October 3, 1993 to June 31, 1997.

      Notes to Consolidated Financial Statements for the     F-9
      Period  from Inception, October 3, 1993 to June 31,
      1997.

Unaudited Consolidated Financial Statements as of December   F-12
31, 1997.

      Consolidated Balance Sheet at December 31, 1997.       F-13

      Consolidated Statement of Loss for the Three Months F-14 and Six Months Ending December 31, 1997 and
      Cumulative from Inception.

      Consolidated  Statement of Accumulated Deficit for     F-15
      the Three Months and Six Months  Ending   December
      31, 1997 and Cumulative from Inception.

      Consolidated  Statement  of Cash  Flows for the Three  F-16
      Months and Six Months Ending   December    31,   1997
      and Cumulative from Inception.

      Notes to Consolidated Financial Statements             F-18

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                  CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 1997

                    INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of PLAYSTAR CORPORATION

    We have audited the consolidated balance sheet of PLAYSTAR CORPORATION and subsidiary (a Development Stage Company), as at June 30, 1997 and the related consolidated statements of income, accumulated deficit, shareholders' equity and cash flows for the period from inception October 3, 1996 to June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of PLAYSTAR CORPORATION and subsidiary, as at June 30, 1997 and the results of their operations and their cash flows for the period from inception October 3, 1996 to June 30, 1997, in conformity with generally accepted accounting principles in the United States.

    The previous report, dated September 1, 1997, has been amended and the notes to the financial statements have been revised to comply with the Securities Exchange Commission requirements.



Toronto, Canada           FRUITMAN KATES
September 1,  1997        CHARTERED ACCOUNTANTS
March 18, 1998

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED BALANCE SHEET
                         AS AT JUNE 30, 1997
                               (U.S.$)



ASSETS

CURRENT
   Cash  and cash equivalents               $109,138
   Accounts receivable                           166
   Prepaid expenses                            1,694     $110,998
                                             -------     --------



LIABILITIES

CURRENT
   Accounts payable and accrued liabilities               $56,045


SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000 common shares at stated value
   $.0001 per share
   Issued and outstanding
   15,812,500 common shares                  $ 1,581

ADDITIONAL PAID-IN CAPITAL                   836,604

DEFICIT, accumulated during the development (783,232)     54,953
stage                                       --------    --------
                                                        $110,998




The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                   CONSOLIDATED STATEMENT OF LOSS
   FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                                (U.S.$)






REVENUE
   Interest income                                        $ 3,022




EXPENSES
   Development costs                         $754,527
   General and administrative                  13,856
   Professional fees                           14,415
   Incorporation costs                          3,456     786,254
                                               ------     -------

NET LOSS                                                $(783,232)
                                                        ---------


LOSS PER SHARE                                           $  (0.05)
                                                         ---------


WEIGHTED AVERAGE NUMBER OF SHARES                      15,812,500
                                                       ----------







The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT
   FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                                (U.S.$)







RETAINED EARNINGS, beginning of period                    $   NIL


NET LOSS                                                   783,232
                                                          --------

ACCUMULATED DEFICIT, end of period                        $783,232
                                                          --------





















The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
   FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                                (U.S.$)




                                                     Additional
                              Common                 paid-in    Accumulated
                             stock shares  Amount    capital
deficit


October 3, 1996                    -       $   -       $   -    $    -

Common stock issued in
exchange for all of the
issued and outstanding
shares of PlayStar Limited
in October, 1996             12,000,000     1,200          -         -

Issuance of stock for
$175,000 U.S. in October,
1996 and January 1997
in connection with a private
placement offering;
$175,000 for services
rendered (net of issue costs
of $74,825)                   1,750,000       175      100,000       -

PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF CASH FLOWS
   FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                                (U.S.$)


CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                   $(783,232)
   Adjustments  to  reconcile  net  loss  to  net
   cash  provided  by operating activities                           -
   Development costs paid through issuance of stock             175,000
   Changes in operating assets and liabilities
    - accounts receivable                                          (166)
    - prepaid expenses                                           (1,694)
    - accounts payable                                           56,045
                                                                 -------

   Net cash used in operating activities                       (554,047)
                                                                --------


CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from issuance of common shares
   (net of issue costs)                                         663,185

   Net cash provided from financing activities                  663,185
                                                                -------

NET INCREASE IN CASH AND CASH  EQUIVALENTS                      109,138

CASH AND CASH EQUIVALENTS, beginning of period                     -
                                                                -------

CASH AND CASH EQUIVALENTS, end of period                       $109,138
                                                               --------




SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company paid for development costs in the amount of $175,000 through the issuance of common shares.

For the purposes of presentation in the statement of cash flows, cash and marketable securities with original maturities of less than three months, have been classified as cash and cash equivalents. The carrying value of these items approximates fair value.

The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
   FOR THE PERIOD FROM INCEPTION, OCTOBER 3, 1996, TO JUNE 30, 1997
                                (U.S.$)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

    a)  NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of PlayStar Corporation ("the Company") and its wholly owned subsidiary, PlayStar Limited. All intercompany accounts and transactions have been eliminated on consolidation.

      The Company's wholly-owned subsidiary has been in the development stage since it was acquired on October 9, 1996.

      The Company, through its subsidiary, designs, develops and intends to operate, promote and commercialize an on-line gaming service operating interactive, software-based games of chance, accessible world-wide through the Internet.

      The Company's fiscal year end is June 30th.

    b)  DEVELOPMENT COSTS

      Development costs associated with the design, development, operation, promotion and commercialization are changed to expense in the period incurred.

    c)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    d)  CASH EQUIVALENTS

      The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

    e)  EARNINGS PER SHARE

      Based on the weighted average number of shares, stock options have not been included, as they would be considered anti-dilutive.

2.  BUSINESS ACQUISITIONS

    PLAYSTAR LIMITED

      On October 9, 1996, the Company acquired 100% of the issued and outstanding common shares of PlayStar Limited, in exchange for 12,000,000 common shares of the Company.

      The business combination has been accounted for as an "as if pooling of interests", since both, the Company and PlayStar Limited, are entities under common control. Accordingly, the assets and liabilities of the combining companies are recorded at their historical cost and results of operations include both entities from inception.

3.  STOCK OPTION PLANS

      On October 9, 1996, the Company adopted a stock option plan authorizing the granting of options to purchase an additional 10,000,000 common shares.

      A total of 4,100,000 options have been granted during the period. Two of the Company's executive officers were granted stock options totaling 1,570,000 shares, exercisable at $0.05/share until October 9, 2001. No stock options have been exercised to-date.

      The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income
(loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-valued-based method, defined in SFAS No.
123, had been applied.

     The Company has elected to adopt the disclosure-only provisions of SFAS No. 123, and as described above, will continue to apply APB No. 25 to account for stock options. Had compensation expense been determined as provided in SFAS No. 123, the pro forma effect would have been:

        Net loss - as reported                 $(783,232)
        Net loss - pro forma                   $(861,732)
        Loss per share - as reported             $(0.05)
        Loss per share - pro forma               $(0.05)

4.  INCOME TAXES

      Deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.

      The  Company  has  net  operating  loss  carry-forwards  of  approximately
$783,000, which expire through the year 2012. The future tax benefit has been fully reserved by the use of valuation allowances.

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                  CONSOLIDATED FINANCIAL STATEMENTS
                          DECEMBER 31, 1997
                             (Unaudited)

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED BALANCE SHEET
                       AS AT DECEMBER 31, 1997
                               (U.S.$)

ASSETS


                                           DEC 31,1997     JUNE 30,1997
                                           -----------    --------------
                                           (Unaudited)    (Audited)
CURRENT
   Cash and cash equivalents                 $363,446     $109,138
   Accounts receivable                             -           166
   Prepaid expenses                            75,000        1,694
                                             ----------  -----------

                                             $438,446     $110,998


LIABILITIES

CURRENT
   Accounts payable and accrued liabilities   $15,326      $56,045


SHAREHOLDERS' EQUITY

CAPITAL STOCK
   Authorized
   30,000,000 common shares at stated value
   $.0001 per share
   Issued and outstanding
   17,781,744 common shares                     1,778       1,581

ADDITIONAL PAID-IN CAPITAL                  1,623,797     836,604

DEFICIT, accumulated during the development
stage                                      (1,202,455)   (783,232)
                                              423,120      54,953

                                             $438,446    $110,998


The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                   CONSOLIDATED STATEMENT OF LOSS
                               (U.S.$)



                THREE MONTHS ENDING    SIX  MONTHS  ENDING      CUMULATIVE
                -------------------    -------------------      ----------

                                                                 (NOTE 6)


               DEC 31,1997 DEC 31,1996 DEC 31,1997 DEC 31,1996  DEC 31,1997
               ----------- ----------- ----------- -----------  -----------
REVENUE        (Unaudited)(Unaudited)  (Unaudited)  (Unaudited) (Unaudited)

  Interest income  $  253   $    -      $  523     $    -      $     3,545
                    ------   ------      ------     ------      -----------




EXPENSES

  Development
  costs            377,203    709,202    386,043     709,202     1,140,570
   Professional fees 7,932      1,041     25,666       1,041        40,081
   Promotion             -        -        4,500        -            4,500
   General and
   administrative    1,646      2,157      3,537       2,157        17,393
   Incorporation
   costs               -         -           -          -            3,456
                     ----       -----     ----        ------     ---------

                   386,781    712,400    419,746     712,400     1,206,000
                   -------    -------    -------     -------     ---------

NET LOSS        $(386,528   $(712,400) $(419,223)   $712,400)  $(1,202,455)
                ----------  ---------- ---------    --------   -----------



LOSS PER SHARE  $  (.02)      $  (.04)  $   (.03)   $   (.04)    $    (.07)
                ---------      -------   --------   -----------  ---------

WEIGHTED AVERAGE
NUMBER OF
SHARES         16,468,914    15,812,500 16,140,707  15,812,500  15,943,781
               ----------    ---------- ----------  ----------  ----------

The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT
                                (U.S.$)




               THREE MONTHS ENDING      SIX  MONTHS  ENDING      CUMULATIVE
               -------------------      -------------------      ----------
                                                (Note 6)


             DEC 31,1997  DEC 31,1996 DEC 31,1997 DEC 31,1996    DEC 31,1997
             -----------  ----------- ----------- -----------    -----------
              (Unaudited) (Unaudited) (Unaudited) (Unaudited)    (Unaudited)


ACCUMULATED DEFICIT
beginning of
period         $815,927       $  NIL     $  783,232   $  NIL     $   NIL

NET LOSS        386,528       712,400       419,223    712,400     1,202,455
                -------       -------       -------    -------     ---------

ACCUMULATED DEFICIT
end of
period       $1,202,455      $712,400    $1,202,455   $712,400   $ 1,202,455
             ----------      --------    ----------   --------   -----------

















The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                 CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE SIX MONTH PERIOD ENDING DECEMBER 31, 1997
                                (U.S.$)

                                                                    Cumulative



                             DEC 31,1997     DEC 31,1996           DEC 31,1997
                             -----------     -----------         --------------
                             (Unaudited)     (Unaudited)            (Unaudited)

CASH FLOWS FROM OPERATING
 ACTIVITIES

      Net loss                $(419,223)      $(712,400)        $   (1,202,455)
Adjustments to reconcile net
 loss to net cash provided by
 operating activities:
    Development costs paid
    through issuance of stock        -          175,000                175,000
    Changes in operating assets
    and liabilities

      - accounts receivable        166                -                   -

      - prepaid expenses       (73,306)               -                (75,000)
      - accounts payable       (40,719)          12,259                 15,326
                               --------         -------               --------
   Net cash used in operating
   activities                 (533,082)        (525,141)            (1,087,129)
                              ---------        --------             -----------

CASH FLOW FROM INVESTING
ACTIVITIES
   Incorporation costs              -            (2,655)                  -
                               -------          -------                -------
   Net cash used in investing
   activities                       -            (2,655)                  -
                                  ----        ----------               -------

CASH FLOWS FROM FINANCING
ACTIVITIES
   Proceeds from issuance of
   common shares (net of issue
   costs)                      787,390           721,180             1,450,575
                              --------          --------             ---------
   Net cash provided from
   financing activities        787,390           721,180             1,450,575
                              --------          --------             ---------


NET INCREASE IN CASH & CASH
EQUIVALENTS                    254,308           193,384               363,446

CASH AND CASH EQUIVALENTS,
beginning of period            109,138               -
                              --------       -----------              --------
CASH AND CASH EQUIVALENTS,
end of period                $ 363,446       $   193,384              $363,446
                             ---------       -----------              --------

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:

The Company paid for development costs in the amount of $175,000 through the issuance of common shares.

For the purposes of presentation in the statement of cash flows, cash and marketable securities with original maturities of less than three months, have been classified as cash and cash equivalents.

The carrying value of these items approximates fair value.



The accompanying notes to financial statements are an integral part of these statements

                        PLAYSTAR CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE SIX MONTH PERIOD ENDING DECEMBER 31, 1997
                              (Unaudited)
                                (U.S.$)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

    a)  BASIS OF PRESENTATION


      The unaudited consolidated balance sheet as of December 31, 1997, audited balance sheet as of June 30, 1997 and unaudited consolidated statements of loss, accumulated deficit and cash flows for the three and six months then ended, together with cumulative unaudited financial information since inception, October 3, 1996, have been prepared in accordance with generally accepted accounting principles and include all adjustments, which in the opinion of management, are necessary to present fairly the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the audited financial statements for the period from inception, October 3, 1996 to June 30, 1997, and the notes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission.


    b)  NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION


      The consolidated financial statements include the accounts of PlayStar Corporation ("the Company") and its wholly owned subsidiary PlayStar Limited. All intercompany accounts and transactions have been eliminated on consolidation.

      The Company has been in the development stage since its incorporation on October 3, 1996.

      The Company, through its subsidiary, designs, develops and intends to operate, promote and commercialize an on-line gaming service operating interactive, software-based games of chance, accessible world-wide through the Internet.

    c)  DEVELOPMENT COSTS


      Development costs associated with the design, development, operation, promotion and commercialization are changed to expense in the period incurred.

    d)  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS


      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    e)  EARNINGS PER SHARE


      Based on the weighted average number of shares, stock options have not been included, as they would be considered anti-dilutive.

    f)  CASH EQUIVALENTS


      The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

    BUSINESS ACQUISITIONS

    PLAYSTAR LIMITED

      On October 9, 1996, the Company acquired 100% of the issued and outstanding common shares of PlayStar Limited, in exchange for 12,000,000 common shares of the Company.

      The business combination has been accounted for as an "as if pooling of interests", since both, the Company and PlayStar Limited, are entities under common control. Accordingly, the assets and liabilities of the combining companies are recorded at their historical cost and results of operations include both entities from inception.

3.  SUBSEQUENT EVENTS

      In addition to the 1,969,274 shares issued during the period, a further 290,000 shares were issued at $0.50 in January 1998.

4.  STOCK OPTION PLANS

      On October 9, 1996, the Company adopted a stock option plan authorizing the granting of options to purchase an additional 10,000,000 common shares.

      A total of 4,100,000 options have been granted during the period. Two of the Company's executive officers were granted stock options totaling 1,570,000 shares, exercisable at $0.05/share until October 9, 2001. No stock options have been exercised to-date.

      The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income
(loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-valued-based method, defined in SFAS No.
123, had been applied.

     The Company has elected to adopt the disclosure-only provisions of SFAS No. 123, and as described above, will continue to apply APB No. 25 to account for stock options. Had compensation expense been determined as provided in SFAS No. 123, the pro forma effect would have been:

                                  Three months        Six months      Cumulative
                                  ------------        ----------      ----------

    Net loss - as reported        $(386,528)       $  (419,223)    $ (1,202,455)
    Net loss - pro forma           (386,528)          (419,223)      (1,280,955)
    Loss per share - as reported      (0.02)             (0.03)           (0.07)
    Loss per share - pro forma        (0.02)             (0.03)           (0.08)


5.  INCOME TAXES

      Deferred tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse.

      The Company has net operating loss carry-forwards of approximately $1,202,000, which expire through the year 2012. The future tax benefit has been fully reserved by the use of valuation allowances.


6.  COMPARABLE FIGURES

      Information reported as of December 31, 1996 represents the period from inception, October 3, 1996 to December 31, 1996.

                               ANNEX I


                    PLAN AND AGREEMENT OF MERGER

                                 OF

                PLAYSTAR CORPORATION ("PlayStar-DE")
                      (a Delaware corporation)

                                 AND

           PLAYSTAR WYOMING HOLDING CORP. ("PlayStar-WY")
                       (a Wyoming corporation)


           PLAN AND AGREEMENT OF MERGER entered into on ____________, 1998 by PlayStar-DE, a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date, and entered into on ____________, 1998 by PlayStar-WY, a business corporation of the State of Wyoming, and approved by resolution adopted by its Board of Directors on said date.

           WHEREAS, PlayStar-DE is a business corporation of the State of Delaware with its registered office therein located at c/o United Corporate Services, Inc., 15 East North Street, Dover, DE 19901; and

           WHEREAS, the total number of shares of stock which PlayStar-DE has authority to issue is 30,000,000, all of which are of one class and with a par value of $.0001 per share (each, a "PlayStar-DE" Share); and

           WHEREAS, PlayStar-WY is a business corporation of the State of Wyoming with its registered office therein located at c/o CT Corporation, 1720 Carey Avenue, Suite 200, Cheyenne, WY 82001; and

           WHEREAS, the total number of shares of stock which PlayStar-WY has authority to issue is 50,000,000 shares of common stock, each with a par value of $0.0001 (each, a "PlayStar-WY Share"), and 1,000,000 shares of series preferred stock, each with a par value of $0.0001; and

           WHEREAS, the General Corporation Law of the State of Delaware permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

           WHEREAS, the Wyoming Business Corporation Act permits the merger of a
business   corporation  of  another   jurisdiction  with  and  into  a  business
corporation of the State of Wyoming; and

           WHEREAS, PlayStar-DE and PlayStar-WY and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge PlayStar-DE with and into PlayStar-WY pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the Wyoming Business Corporation Act upon the terms and conditions hereinafter set forth;

           NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by PlayStar-DE and approved by a resolution adopted by its Board of Directors and further approved by its shareholders and being thereunto duly entered into by PlayStar-WY and approved by a resolution adopted by its Board of Directors and further approved by its shareholders, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

1. PlayStar-DE and PlayStar-WY shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and the provisions of the Wyoming Business Corporation Act, be merged with and into a single corporation, to wit, PlayStar-WY, which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Wyoming Business Corporation Act. The separate existence of PlayStar-DE, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

2. Annexed hereto and made a part hereof is a copy of the Articles of Incorporation, as amended, of the surviving corporation as the same shall be in force and effect at the effective time in the State of Wyoming of the merger herein provided for; and said Articles of Incorporation shall continue to be the Articles of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Wyoming Business Corporation Act.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Wyoming Business Corporation Act.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the terminating corporation shall, at the effective time of the merger, be converted into one share of the surviving corporation. The issued shares of the surviving corporation prior to the merger shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall cease to be outstanding.

6. (a) At the effective time of the merger, each outstanding option to purchase PlayStar-DE Shares (a "Stock Option"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the same number of PlayStar-WY Shares as the holder of such Stock Option would have been entitled to receive pursuant to the merger had such holder exercised such option in full immediately prior to the effective time of the merger (not taking into account whether or not such option was in fact exercisable). In the case of any Stock Option to which
Section 421 of the Internal Revenue Code of 1986 (the "Code") applies by reason of its qualification under any of Sections 422-423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with
Section 424(a) of the Code.

      (b) As soon as practicable after the effective time of the merger, PlayStar-WY shall deliver to each holder of an outstanding Stock Option, an appropriate notice setting forth such holder's rights pursuant thereto and such Stock Option shall continue in effect on the same terms and conditions. PlayStar-WY shall comply with the terms of all such Stock Options and ensure, to the extent required by, and subject to the provisions of, any such PlayStar-DE Stock Option Plan that Stock Options which qualified as qualified stock options prior to the effective time of the merger continue to qualify as qualified stock options after the effective time of the merger. PlayStar-WY shall take all corporate action necessary to reserve for issuance a sufficient number of PlayStar-WY Shares for delivery pursuant to the terms set forth in this Section 6.

7. If appraisal rights are available under the Delaware General Corporation Law ("DGCL") to holders of PlayStar-DE Shares in connection with the merger, any issued and outstanding PlayStar-DE Shares which have not been voted for approval of this Agreement and the transactions contemplated hereby and with respect to which appraisal shall have been properly demanded in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive consideration for the merger and the holders thereof shall have only such rights as are provided in such Section 262 of the DGCL unless and until the holder of any such PlayStar-DE Shares withdraws his demand for such appraisal in accordance with Section 262(k) of the DGCL or otherwise loses his right to such appraisal. If a holder of Dissenting Shares shall properly withdraw his demand for appraisal or shall otherwise lose his right to such appraisal, then as of the effective time of the merger or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive consideration for the merger. Prior to the effective time of the merger, PlayStar-DE shall give PlayStar-WY prompt notice of any written demand for appraisal or withdrawals of demands for appraisal received by PlayStar-DE and, except with the prior written consent of PlayStar-WY, shall not settle or offer to settle any such demands.

8. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and upon behalf of the surviving corporation in accordance with the provisions of the Wyoming Business Corporation Act, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Wyoming, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Wyoming and elsewhere to effectuate the merger herein provided for.

9. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

           IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Executed ___________, 1998.

                              PLAYSTAR CORPORATION

                            (a Delaware corporation)




                            By:_________________________
                                  Julius Patta
                                  President

                            PLAYSTAR WYOMING HOLDING
                            CORP. (a Wyoming corporation)




                            By:_________________________
                               William F.E. Tucker
                               Chairman and Chief
                               Executive Officer

                            ARTICLES OF INCORPORATION
                                       OF
                         PLAYSTAR WYOMING HOLDING CORP.


      The undersigned person, acting as incorporator of a corporation under the Wyoming Business Corporation Act (the "Act"), adopts the following Articles of Incorporation for PlayStar Wyoming Holding Corp. (the "Corporation"):

                              ARTICLE I
                                Name

      The name of the Corporation is:  PLAYSTAR WYOMING HOLDING CORP.

                             ARTICLE II
                               Purpose

      The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Act.

                             ARTICLE III
                               Powers

      The Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs.

                             ARTICLE IV
                               Shares

      Number of Shares. The Corporation shall have authority to issue 30,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference Stock").

      Stock Class and Series Distinctions. A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Articles of Incorporation is desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

      Part I.   Provisions   Applicable   to  All  Series  of  Series
Preference Stock.

                (a) Shares of Series Preference Stock may be issued from time to time in one or more series. The preferences and relative participating, optional and other special rights of each series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in this Part I and in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Series Preference Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

                (i) The rate and times at which, and the terms and conditions on which, dividends on the Series Preference Stock of such series shall be paid;

                (ii) The right, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                (iii)The redemption price or prices and the time at which, and the terms and conditions on which, Series Preference Stock of such series may be redeemed;

                (iv) The rights of the holders of Series Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

                (v)  The  voting   power,   if  any,  of  the  Series Preference
           Stock of such series; and

                (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

           (b) All shares of each series shall be identical in all respects to the other shares of such series. The rights of the Common Stock of the Corporation shall be subject to the preferences and relative participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

      Part II.  Provisions Applicable to Common Stock.

           (a) After the requirements with respect to preferential dividends upon the Series Preference Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

           (b) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Series Preference Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

           (c) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.

                                    ARTICLE V
                                 Indemnification

      Except as may be prohibited under the Act, in addition to the other powers now or hereafter conferred upon the Corporation by these Articles of Incorporation, the Act or otherwise, the Corporation shall possess and may exercise all powers to indemnify directors, officers, employees, fiduciaries and other persons and all powers whatsoever incidental thereto (including, without limitation, the power to advance expenses and the power to purchase and maintain insurance with respect thereto), without regard to whether such powers are expressly provided for by the Act. The board of directors is hereby authorized on behalf of the Corporation and without shareholder action to exercise all of the Corporation's powers of indemnification, whether by provision in the By-Laws or otherwise.

                             ARTICLE VI
           Elimination of Certain Liabilities of Directors

      There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the Corporation or its shareholders for monetary damages for any breach, act, omission, or transaction as to which the Act (as in effect from time to time) expressly prohibits the elimination of liability. This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation or any repeal or modification of the provisions of the Act that permits the elimination of liability of directors by this Article shall not affect adversely any elimination of liability, right or protection of a director of the Corporation with respect to any breach, act, omission, or transaction of such director occurring prior to the time of such repeal or modification.

                             ARTICLE VII
                         Board of Directors

      The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws.

                            ARTICLE VIII
                       Transfer of Corporation

      Upon due authorization by the Corporation's directors and shareholders as required by the Act, the Corporation may apply to the proper officer of a jurisdiction outside Wyoming for a certificate of registration, and to the Wyoming Secretary of State for a certificate of transfer, the effect of which is that, after entry of all certificates as required by the Act and the laws of such other jurisdiction, the Corporation will be continued as if it had been incorporated under the laws of such other jurisdiction.

                             ARTICLE IX
                     Registered Office and Agent

      The address of the initial registered office of the Corporation is 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001. The name of the Corporation's initial registered agent at such address is CT Corporation.

                              ARTICLE X
                            Incorporator

      The name and address of the incorporator is:
           James R. Belcher, P.C.
           Holland & Hart
           2020 Carey Avenue, Suite 500
           Cheyenne, WY  82001

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on April 1, 1998.

                               -----------------------------------------
                               James  R.  Belcher, P.C., as Incorporator

SECRETARY OF STATE
STATE OF WYOMING
THE CAPITOL
CHEYENNE, WY  82002-0020


                        ARTICLES OF AMENDMENT
                   PLAYSTAR WYOMING HOLDING CORP.


      Pursuant to Sections 17-16-1005 AND 1006 of the Wyoming Business Corporation Act, James R. Belcher, P.C. as incorporator of PlayStar Wyoming Holding Corp., a Wyoming corporation (the "Corporation"), hereby adopts these Articles of Amendment on behalf of the Corporation. The Corporation's Articles of Incorporation were filed with the Wyoming Secretary of State on April 2, 1998.

      A. The name of the  Corporation  is  PlayStar  Wyoming  Holding
Corp.

      B. Effective as of the date of filing of these Articles of Amendment with the Wyoming Secretary of State, the first paragraph of Article IV of the Articles of Incorporation is hereby amended to read as follows:


                             ARTICLE IV
                               Shares

           Number of Shares. The Corporation shall have authority to issue 50,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference
      Stock").

      C. The foregoing amendment was adopted by the incorporator of the Corporation on April 13, 1998.

      D.  These  Articles  of  Amendment,   made  on  behalf  of  the
Corporation by the incorporator, are effective without shareholder action because the Corporation has not yet issued shares.


      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Corporation this 13th day of April, 1998.

                               By:  /s/ James R. Belcher, P.C.
                                       James R. Belcher, P.C.

                              ANNEX II

               APPLICATION FOR CERTIFICATE OF TRANSFER



Pursuant to W.S. 17-16-1720, the undersigned corporation hereby applies for a Certificate of Transfer from the State of Wyoming, and for that purpose submits the following statements:

     1. The Name of the corporation is: Playstar Wyoming Holding Corp.

     2. It hereby requests a Certificate of Transfer from the State of Wyoming, and wishes to become incorporated under the laws of the state or nation of:
Antigua

     3. The address of the principal place of business in the jurisdiction to which the corporation is transferring is: 60 Nevis Street, 2nd Floor, St. John's, Antigua BVI, West Indies.

     4. This transfer was authorized by resolution duly adopted by a vote of two-thirds (2/3) of the holders of the issued shares of each class of stock of the corporation on April __, 1998.

     5. The corporation will maintain within the State of Wyoming an agent for service of process for at least one (1) year after the transfer is effected. The address of such registered office in Wyoming, and the name of the registered agent at that address is: CT Corporation, 1720 Carey Avenue, Suite 200, Cheyenne, WY 82001.

     6. No legal actions have been instituted by or against the company or are pending.

     7. The net actual value of assets, wherever located, is $_____________. (A copy of the most current audited financial report of the corporation is attached.) (See instructions.)

     8. The SPECIAL TOLL CHARGE based on net value of assets for the Certificate of Transfer is $_________. (See instructions to determine toll charge.)

Date:  May    , 1998
                          By:  _________________________

                               -------------------------
                               (Title)

                               PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers

      Under Section 97 of the Antigua IBCA, directors and officers of an Antigua corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its stockholders.

      PlayStar Wyoming is obligated under its Articles of Organization and Articles of Continuance to indemnify a present or former director or executive officer of the registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the registrant or a subsidiary, or to another organization at the request of the registrant or a subsidiary.

Item 21.   Exhibits and Financial Statement Schedules


      (a)  Exhibits

      See Exhibit Index immediately preceding the exhibits.

      (b)  Financial Statement Schedules

      Schedule                                                 Page



Item 22.   Undertakings

      (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

           (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424)b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee: table in the effective registration statement

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

           (3)  It  will  file  a   post-effective   amendment  to  remove  from
registration any of the securities that remain unsold at the end of the offering.

           (f)(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes contained in documents filed subsequent to the effective date of the registration statement. through the date of responding to the request.

      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.





                             SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Johns, Antigua, on April 21, 1998.

                                    PLAYSTAR WYOMING HOLDING CORP.


                                    By: /s/ Julius Patta
                                          Julius Patta
                                          President








      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                  Date


                         Chairman and Chief Executive,
                         Secretary and Treasurer          April 21, 1998

/s/ Willian F.E. Tucker (Principal Executive and Principal
William F.E. Tucker      Financial Officer)

                            EXHIBIT INDEX

Exhibit    Description

3.1   Articles of Incorporation of PlayStar Wyoming

3.2   Articles of Continuance of PlayStar Antigua*

3.3   By-Laws of PlayStar Wyoming

5.1 Opinion of Holland & Hart concerning the legality of the securities being offered*

5.2 Opinion of Robert & Company concerning the legality of the securities being offered*

10.1  PlayStar Corporation Stock Option Plan

10.2 Agreement dated April 1, 1998 by and between PlayStar Limited and DreamPlay Research Corp.

21.   Subsidiaries

23.2  Consent of Fruitman Kates

23.2 Consent of Holland & Hart (included in the opinion filed as Exhibit 5.1 to this registration statement).*

23.3 Consent of Roberts & Company (included in the opinion filed as Exhibit 5.1 to this registration statement).*

27.1  Financial Data Schedule (filed electronically herewith).


____________
*To be filed by amendment.

                                                          EXHIBIT 3.1

                      ARTICLES OF INCORPORATION
                                 OF
                   PLAYSTAR WYOMING HOLDING CORP.


      The undersigned person, acting as incorporator of a corporation under the Wyoming Business Corporation Act (the "Act"), adopts the following Articles of Incorporation for PlayStar Wyoming Holding Corp. (the "Corporation"):

                              ARTICLE I
                                Name

      The name of the Corporation is:  PLAYSTAR WYOMING HOLDING CORP.

                             ARTICLE II
                               Purpose

      The Corporation is organized for the purpose of engaging in any lawful act or activity for which corporations may be organized under the Act.

                             ARTICLE III
                               Powers

      The Corporation shall have the power to do all things necessary or convenient to carry out its business and affairs.

                             ARTICLE IV
                               Shares

      Number of Shares. The Corporation shall have authority to issue 30,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference Stock").

      Stock Class and Series Distinctions. A statement of the designations and the powers, preferences and rights of such classes of stock and the qualifications, limitations or restrictions thereof, the fixing of which by the Articles of Incorporation is desired, and the authority of the Board of Directors to fix, by resolution or resolutions, the designations and the powers, preferences and rights of such classes of stock or the qualifications, limitations or restrictions thereof, which are not fixed hereby, are as follows:

      Part I.   Provisions   Applicable   to  All  Series  of  Series
Preference Stock.

                (a) Shares of Series Preference Stock may be issued from time to time in one or more series. The preferences and relative participating, optional and other special rights of each series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each series shall be as specified in this Part I and in the resolution or resolutions hereinafter referred to; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Series Preference Stock, the designations, preferences and relative participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including, but without limiting the generality of the foregoing, the following:

(i) The rate and times at which, and the terms and conditions on which, dividends on the Series Preference Stock of such series shall be paid;

(ii) The right, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

(iii) The redemption price or prices and the time at which, and the terms and conditions on which, Series Preference Stock of such series may be redeemed;

(iv) The rights of the holders of Series Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

(v) The voting power, if any, of the Series Preference Stock of such series; and

(vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

           (b) All shares of each series shall be identical in all respects to the other shares of such series. The rights of the Common Stock of the Corporation shall be subject to the preferences and relative participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

      Part II.  Provisions Applicable to Common Stock.

           (a) After the requirements with respect to preferential dividends upon the Series Preference Stock of all classes and series thereof shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or redemption or purchase account for the benefit of any class or series thereof, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

           (b) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series thereof of Series Preference Stock then outstanding in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

           (c) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him.

                              ARTICLE V
                           Indemnification

      Except as may be prohibited under the Act, in addition to the other powers now or hereafter conferred upon the Corporation by these Articles of Incorporation, the Act or otherwise, the Corporation shall possess and may exercise all powers to indemnify directors, officers, employees, fiduciaries and other persons and all powers whatsoever incidental thereto (including, without limitation, the power to advance expenses and the power to purchase and maintain insurance with respect thereto), without regard to whether such powers are expressly provided for by the Act. The board of directors is hereby authorized on behalf of the Corporation and without shareholder action to exercise all of the Corporation's powers of indemnification, whether by provision in the By-Laws or otherwise.

                             ARTICLE VI
           Elimination of Certain Liabilities of Directors

      There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the Corporation or its shareholders for monetary damages for any breach, act, omission, or transaction as to which the Act (as in effect from time to time) expressly prohibits the elimination of liability. This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation or any repeal or modification of the provisions of the Act that permits the elimination of liability of directors by this Article shall not affect adversely any elimination of liability, right or protection of a director of the Corporation with respect to any breach, act, omission, or transaction of such director occurring prior to the time of such repeal or modification.

                             ARTICLE VII
                         Board of Directors

      The number of Directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws.

                            ARTICLE VIII
                       Transfer of Corporation

      Upon due authorization by the Corporation's directors and shareholders as required by the Act, the Corporation may apply to the proper officer of a jurisdiction outside Wyoming for a certificate of registration, and to the Wyoming Secretary of State for a certificate of transfer, the effect of which is that, after entry of all certificates as required by the Act and the laws of such other jurisdiction, the Corporation will be continued as if it had been incorporated under the laws of such other jurisdiction.

                             ARTICLE IX
                     Registered Office and Agent

      The address of the initial registered office of the Corporation is 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001. The name of the Corporation's initial registered agent at such address is CT Corporation.

                              ARTICLE X
                            Incorporator

     The name and address of the incorporator is:
           James R. Belcher, P.C.
           Holland & Hart
           2020 Carey Avenue, Suite 500
           Cheyenne, WY  82001

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on April 1, 1998.

                               /s/ James R. Belcher, P.C.
                               James  R. Belcher,  P.C.,  as Incorporator

SECRETARY OF STATE
STATE OF WYOMING
THE CAPITOL
CHEYENNE, WY  82002-0020


                        ARTICLES OF AMENDMENT
                   PLAYSTAR WYOMING HOLDING CORP.


      Pursuant to Sections 17-16-1005 AND 1006 of the Wyoming Business Corporation Act, James R. Belcher, P.C. as incorporator of PlayStar Wyoming Holding Corp., a Wyoming corporation (the "Corporation"), hereby adopts these Articles of Amendment on behalf of the Corporation. The Corporation's Articles of Incorporation were filed with the Wyoming Secretary of State on April 2, 1998.

      A. The name of the  Corporation  is  PlayStar  Wyoming  Holding
Corp.

      B. Effective as of the date of filing of these Articles of Amendment with the Wyoming Secretary of State, the first paragraph of Article IV of the Articles of Incorporation is hereby amended to read as follows:


                             ARTICLE IV
                               Shares

           Number of Shares. The Corporation shall have authority to issue 50,000,000 shares of common stock, each with a par value of $0.0001 ("Common Stock"), and 1,000,000 shares of Series Preferred Stock, $.0001 par value ("Series Preference
      Stock").

      C. The foregoing amendment was adopted by the incorporator of the Corporation on April 13, 1998.

      D.  These  Articles  of  Amendment,   made  on  behalf  of  the
Corporation by the incorporator, are effective without shareholder action because the Corporation has not yet issued shares.


      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Corporation this 13th day of April, 1998.

                               By:  /s/ James R. Belcher, P.C.
                                       James R. Belcher, P.C.

                                                          EXHIBIT 3.3
                               By-Laws
                                 of
                   Playstar Wyoming Holding Corp.

      SECTION 1.REGISTERED OFFICE - The registered office shall be established and maintained at c/o CT Corporation, 1720 Carey Avenue, Suite 200, Cheyenne, Wyoming 82001 and CT Corporation shall be the registered agent of this corporation in charge thereof.

      SECTION 2.OTHER OFFICES. - The corporation may have other offices, either within or without the State of Wyoming, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                             ARTICLE II
                      MEETINGS OF STOCKHOLDERS


      SECTION 1.ANNUAL MEETINGS. - Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Wyoming, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting.

      If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

      SECTION 2.OTHER MEETINGS. - Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Wyoming, as shall be stated in the notice of the meeting.

      SECTION 3.VOTING. - Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Wyoming.

      A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of. any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 4.QUORUM. Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote the meeting.

      SECTION 5.SPECIAL MEETINGS. - Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, by resolution of the directors, or by holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered for the purpose of a special meeting, upon written demand being made by such holders for a special meeting.

      SECTION 6.NOTICE OF MEETINGS. - Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

      SECTION 7.ACTION WITHOUT MEETING. - Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote on such action.

                             ARTICLE III
                              DIRECTORS


     SECTION 1. NUMBER AND TERM. - The number of directors shall be one (1). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. A director need not be a stockholder.

     SECTION 2. RESIGNATIONS. - Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. - If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 4. REMOVAL. - Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority of the stockholders entitled to vote.

     SECTION 5. INCREASE OF NUMBER. - The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

      SECTION 6. POWERS. - The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Articles of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

      SECTION 7. COMMITTEES. - The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the By-Laws of the corporation; and unless the resolution, these By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      SECTION 8. MEETINGS. - The newly elected Board of Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent, in writing, of all the directors.

      Unless restricted by the Articles of Incorporation or elsewhere in these By-laws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference, telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

      Regular meetings of the Board of Directors may be scheduled by a resolution adopted by the Board. The Chairman of the Board or the President or Secretary may call, and if requested by any two directors, must call a special meeting of the Board and give five days notice by mail, or two days notice personally or by telegraph or cable to each director. The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders.

      SECTION 9. QUORUM. - A majority of the directors shall constitute a quorum for the transaction of business. If, at any meeting of the board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

      SECTION 10. COMPENSATION. - Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

      SECTION 11. - ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if, prior to such action, a written consent thereto is signed by all members of the board, or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.

                             ARTICLE IV
                              OFFICERS

      SECTION 1. OFFICERS. - The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

      SECTION 2. OTHER OFFICERS AND AGENTS. - The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      SECTION 3. CHAIRMAN. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      SECTION 4. PRESIDENT. - The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or Assistant Secretary or Assistant Treasurer.

      SECTION 5. VICE-PRESIDENT.- Each Vice-President shall have such powers and shall perform such duties, as shall be assigned to him, by the directors.

      SECTION 6. TREASURER. - The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

      The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

      SECTION 7. SECRETARY. - The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by the law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

      SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                              ARTICLE V
                            MISCELLANEOUS

      SECTION 1. CERTIFICATES OF STOCK - A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (l) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles in form and shall contain the name of the corporation, the year of its creation and the words "Corporate Seal, Wyoming, 1998". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 7. FISCAL YEAR. Fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     SECTION 8. CHECKS. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      SECTION 9. NOTICE AND WAIVER OF NOTICE. - Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

      Whenever any notice whatever required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                             ARTICLE VI
                             AMENDMENTS

      These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the Bylaw or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting, except that any By-Law that fixes a greater quorum or voting requirement for shareholders may not be adopted, amended or repealed by the Board of Directors, and any By-Law that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed only as provided by applicable law.

                             ARTICLE VII
                           INDEMNIFICATION

      No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law, or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify, and the corporation shall have the power to advance funds to pay the costs and expenses of all indemnitees as provided by applicable law.


                             CERTIFICATE


      I hereby certify that the foregoing Bylaws consisting of 8 pages, including this page, constitute the Bylaws of Playstar Wyoming Holding Corp., adopted by the Board of Directors of the Corporation effective as of ______________, 1998.

                               /s/ William F. E. Tucker
                               Secretary

                                                        EXHIBIT 10.1

                        PLAYSTAR CORPORATION
                       a Delaware Corporation
                           (the "Company")

                       1996 STOCK OPTION PLAN

(As    adopted    by   the    Board   and    Shareholders    on   the
9th day of October, 1996)

1.    Purposes

      The Company's 1996 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions of substantial responsibility with the Company and its subsidiaries, if any, and to provide additional incentive to such persons to exert their maximum efforts toward the success of the Company. The Plan is also intended to provide and encourage stock ownership by officers, employee Board and employees of, and consultants to, the Company and to afford such persons the right to increase their proprietary interest in the Company. The above aims will be effectuated through the granting of certain options ("Options") to purchase shares of the Company's common stock, par value $.0001 per share (the "Common Stock"). Under the Plan, the Company may grant "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which are not intended to be ISOs ("Non-Qualified Options"). The Company makes no warranty as to the qualification of any Options as ISOs.

2.    Administration of the Plan.

      The Plan shall be administered by the Board of the Company (the "Board"). Within the limits of the express provisions of the Plan, the Board shall have the authority, in its discretion, to take the following actions under the Plan:

      (a) to determine the individuals to whom, and the time or times at which, Options shall be granted, the number of shares of Common Stock to be subject to each of the Options and whether such Options shall be ISOs or Non-Qualified Options;

      (b)  to interpret the Plan;

      (c) to prescribe, amend and rescind rules and regulations relating to the Plan;

      (d) to determine the terms and provisions of the respective stock option agreements granting Options, including the date or dates upon which Options shall become exercisable, which terms need not be identical;

      (e)  to accelerate the vesting of any outstanding Options; and

      (f) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

      In making such determinations, the Board may take into account the nature of the services rendered by such individuals, and such other factors as the Board, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee". The Board's determinations on the matters referred to in this Section 2 shall be conclusive.

3.    Shares Subject to the Plan.

      (a) The total number of shares of Common Stock for which Options may be granted under the Plan shall be 10,000,000.

      (b) The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of outstanding Options. The shares of Common Stock to be issued upon exercise of Options shall be authorized and unissued or reacquired shares of Common Stock.

      (c) The shares of Common Stock relating to the unexercised portion of any expired, terminated or canceled Option shall thereafter be available for the grant of new Options under the Plan.

4.    Eligibility.

      (a) Options may be granted under the Plan only to officers and employees of, and consultants to, the Company or any "subsidiary corporation" of the Company within the meaning of Section 424 (f) of the Code (a "Subsidiary"). The term "Company" when used in the context of an Optionee's employment, shall be deemed to include the Company and its Subsidiaries.

      (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant stock options otherwise than under the Plan for proper corporate purposes.

5.    Terms of Options.

      The terms of each Option granted under the Plan shall be determined by the Board consistent with the provisions of the Plan, including the following:

      (a) The purchase price of the shares of Common Stock subject to each Option shall be fixed by the Board, in its discretion, at the time such Option is granted; provided, however, that in no event shall such purchase price be less than the Fair Market Value (as defined in paragraph (g) of this Section 5) of the shares of Common Stock as of the date such Option is granted.

      (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Board, in its discretion, at the time such Option is granted.

      (c) The expiration of each Option shall be fixed by the Board, in its discretion, at the time such Option is granted; provided, however, that no Option shall be exercisable after the expiration of five (5) years from the date of its grant and each Option shall be subject to earlier termination as determined by the Board, in its discretion, at the time such Option is granted.

      (d) Options shall be exercised by the delivery, to the Company at its principal office or at such other address as may be established by the Board (Attention: Corporate Secretary), of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Board at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company, (iii) at the discretion of the Board, by simultaneously exercising Options and selling the shares of Common Stock acquired thereby, pursuant to a brokerage or similar arrangement approved by the Board, and using the proceeds as payment of such purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above. The Common Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an Optionee pay to the Company or any Subsidiary, at the time of exercise, such amount as the Company deems necessary to satisfy any obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise or transfer of shares thereupon.

      (e) An Optionee shall not have any of the rights of a holder of the Common Stock with respect to the shares of Common Stock subject to an Option until such shares are issued to such Optionee upon the exercise of such Option.

      (f) An option shall not be transferable, except by will or the laws of descent and distribution, and during the lifetime of an Optionee, may be exercised only by the Optionee. No Option granted under the Plan shall be subject to execution, attachment or other process.

      (g) For the purposes of the Plan, the Fair Market Value of the Common Stock as of any date shall be as determined in good faith by the Board and such determination shall be binding upon the Company and upon the Optionee. The Board may make such determination (i) if the Common Stock is not then listed and traded upon a recognized securities exchange, upon the basis of the mean between the lowest bid and highest asked quotations on the relevant date (as reported by a recognized stock quotation service) or, if there are no such bid and asked quotations on the relevant date, then upon the basis of the mean between the lowest bid and highest asked quotations on the date nearest the relevant date or
(ii) in  case  the  Common  Stock  is  quoted  on the  National  Association  of
Securities Dealers Automated Quotation System National Market System ("NASDAQ-NMS") or listed on one or more national securities exchanges, the Fair Market Value of the Common Stock as of any date shall be deemed to be the mean between the highest and lowest sale prices of the Common Stock reported on the NASDAQ-NMS or the principal national securities exchange on which the Common Stock is listed and traded on the immediately preceding date, or, if there is no such sale on that date, then on the last preceding date, on which such a sale was reported.

6.    Special Provisions Applicable to ISOs.

      The following special provisions shall be applicable to ISOs granted under the Plan.

      (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted, or (ii) the date the Plan is approved by the Company's shareholders as provided in Section 9 hereof.

      (b) If an ISO is granted to a person who owns, directly or indirectly (within the meaning of Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company,
(i) the purchase price of the shares subject to the Option shall not be less than 110% of the Fair Market Value of such shares as of the date such Option is granted and (ii) such Option cannot be exercised more than five (5) years after the date it is granted.

      (c) If the aggregate Fair Market Value of the Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-Qualified Options. For purposes of the preceding sentence, the Fair Market Value of the Common Stock shall be determined at the time the ISOs covering such shares were granted.

7.    Adjustment upon Changes in Capitalization.

      (a) In the event that the outstanding shares of Common Stock are changed by reason of reorganization, reclassification, stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board in the aggregate number of shares of Common Stock available under the Plan and in the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options. If the Company shall be sold, reorganized, consolidated, taken private, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged (a "Corporate Event"), an Optionee shall at the time of issuance of the stock under such Corporate Event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such Corporate Event as if he had been, immediately prior to such event, the holder of the number of shares of Common Stock covered by his Option, provided, however, that the Board may, in its discretion, (i) accelerate the exercisabilility of outstanding Options, and shorten the term thereof, to any date prior to the occurrence of such Corporate Event, or (ii) provide for the cancellation of outstanding Options in exchange for cash equal to the aggregate in-the-money value of such Options at the time of such Corporate Event, as determined in its discretion.

      (b) Any adjustment under this Section 7 in the number of shares of Common Stock subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

8.    Termination, Modification and Amendment.

      (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board, and no Option shall be granted after termination of the Plan.

      (b) The Plan may at any time be terminated or, from time to time, be modified or amended by the Board; provided, however, that the Board shall not, without approval by the affirmative vote of the holders of a majority of the shares of the capital stock of the Company present in person or by proxy and entitled to vote at a meeting duly held in accordance with Delaware law, (i) increase (except as provided by Section 7) the maximum number of shares of Common Stock as to which Options may be granted under the Plan, (ii) reduce the minimum purchase price at which Options may be granted under the Plan, or (iii) change the class of persons eligible to receive Options under the Plan.

      (c) No termination, modification or amendment of the Plan shall adversely affect the rights conferred by any outstanding Options without the consent of the affected Optionee.

9.    Effectiveness of the Plan.

      The Plan shall become effective upon adoption by the Board of the Company, subject to the approval by the shareholders of the Company. Options may be granted under the Plan prior to receipt of such approval, provided that, in the event such approval is not obtained, the Plan and all Options granted under the Plan shall be null and void and of no force and effect.

10.   Not a Contract of Employment.

      Nothing contained in this Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any Optionee any right to remain in the employ of the Company or any Subsidiary.

11.   Governing Law.

      The Plan shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws thereof.

12.   Withholding.

      As a condition to the exercise of any Option, the Board may require that an Optionee satisfy, through withholding from other compensation or otherwise, the full amount of federal, state and local income taxes required to be withheld in connection with such exercise.

13.   No Obligation to Exercise Option.

      Granting of an Option shall impose no obligation on the Optionee to exercise such Option.

14.   Use of Proceeds.

      The proceeds received from sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

15.   Compliance with Law.

      Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect such transfer restrictions.

                                                         EXHIBIT 10.2

      THIS AGREEMENT made as of the 1st day of April, 1998,

B E T W E E N :

           DREAMPLAY RESEARCH CORP.
            an Ontario corporation;

           (hereinafter called "Dreamplay")

                                                    OF THE FIRST PART

                               - and -

           PLAYSTAR LIMITED
            a Jersey, Channel Islands corporation;

           (hereinafter called the "Company")

                                                   OF THE SECOND PART

WITNESSES THAT:

     WHEREAS Dreamplay is engaged, among other things, in the business of developing and selling computer software;

      AND WHEREAS pursuant to an Agreement dated April 16, 1997 (the "April 1997 Agreement"), Dreamplay had previously developed computer software for the Company, which software was the sole and exclusive property of the Company;

      AND WHEREAS Dreamplay and the Company have agreed that as of and from the date hereof, software created by Dreamplay related to internet gaming shall be the sole and exclusive property of Dreamplay;

      AND WHEREAS the Company desires to acquire from Dreamplay all rights in and to such software created by Dreamplay for the Company, subject to the terms and conditions hereinafter set forth;

      AND WHEREAS Dreamplay is desirous of conveying such software to the Company;

      NOW THEREFORE, in consideration of the promises and the mutual conditions, covenants and agreements hereinafter set forth, the parties hereby covenant and agree as follows:

                             ARTICLE ONE

1.01  Exclusive Purchase

      In reliance on Dreamplay's representations and warranties contained in paragraph 2.01 below, the Company agrees to purchase Internet Gaming Software (as defined in paragraph 2.01). from Dreamplay and Dreamplay agrees to create Internet Gaming Software in consultation with the Company. The Company agrees that it shall not purchase Internet Gaming Software from any other person or company.

                             ARTICLE TWO

2.01  Representations and Warranties

      Dreamplay represents and warrants that it has the technical ability and expertise and that it is qualified and able to create software having internet gaming application, and related or ancillary products (collectively, "Internet Gaming Software"), including but not limited to the following:

      (a) Web Site hosting and Internet access; (b) Web Site design and development; (c) Online Casino Games Development; (d) Electronic Casino Management System; (e) Operations Consulting; and (f) Game Client Logic and Design.

      Dreamplay acknowledges that the Company is relying on Dreamplay for its expertise in the design of Internet Gaming Software, and its technical ability to create Internet Gaming Software. Dreamplay agrees to dedicate such resources as are reasonably necessary to create Internet Gaming Software in consultation with the Company.

2.02  Reporting

      Dreamplay shall submit to the Company written reports on a monthly basis on a date to be agreed upon by the parties hereto on the status of Dreamplay's Internet Gaming Software development. In addition to the aforementioned written reports, Dreamplay shall verbally inform the Company of Dreamplay's activities and progress and of any new Internet Gaming Software developments and Dreamplay shall regularly consult with the Company as often as is necessary and prudent to do so.

2.03  Covenants

      (a) Dreamplay agrees to transfer and assign to the Company, and the Company agrees to acquire from Dreamplay, Dreamplay's entire right, title and interest, including all copyright ownership in the Internet Gaming Software, as and when developed from time to time and subject to payment therefor as herein provided, including but not limited to all source and object code, audiovisual effects created by program code and any documentation and notes associated therewith. Dreamplay hereby waives all moral rights or claims that Dreamplay may now or hereafter have with respect to the Internet Gaming
           Software   that  is  sold  by  Dreamplay  to  the  Company
           hereunder.

      (b) Dreamplay agrees to deliver and install the Internet Gaming Software acquired by the Company hereunder to or to the order of the Company.


                            ARTICLE THREE
                            CONSIDERATION

3.01  Purchase Price

      Dreamplay shall render to the Company, on a quarterly basis, an invoice for all Internet Gaming Software transferred or to be transferred by Dreamplay to the Company hereunder, in amounts to be agreed upon by the parties by separate letter. Payment shall be due and payable to Dreamplay in accordance with the terms noted on each invoice. Payments made by the Company to Dreamplay hereunder shall be applied to the purchase price of the Internet Gaming Software.


                            ARTICLE FOUR
                      REIMBURSEMENT OF EXPENSES

4.01  Dreamplay to Keep Records

      Dreamplay shall keep and maintain detailed and timely records and receipts of all direct out-of-pocket operating expenses incurred in developing the Internet Gaming Software and shall submit the same to the Company no later than 15 calendar days after the end of each month.

4.02  Reimbursements

      The Company agrees to pay or reimburse Dreamplay for all reasonable out-of-pocket operating expenses incurred in developing the Internet Gaming Software.


                            ARTICLE FIVE
                    OTHER RIGHTS AND OBLIGATIONS

5.01  Confidentiality

      Dreamplay is and shall remain obligated to maintain confidentiality and hereby agrees not to disclose any aspects of the Company's operations, its business activities, financial condition and its technical information to third parties either verbally or otherwise without the prior written consent of the Company. In this regard, any and all data generated or acquired by Dreamplay as it develops the Internet Gaming Software shall be transferred by Dreamplay to the Company and which shall thereupon be the sole and exclusive property of the Company. Dreamplay agrees not to divulge or indicate any of the said information to third parties.

5.02  Protection of Intellectual Property

      Each party shall not infringe the other party's patents, trademarks, copyrights or other intellectual property and shall not knowingly benefit from or abet any third party's infringement thereof. Except to the extent necessary for the parties to carry out their obligations under this Agreement, nothing in this Agreement is intended to grant or confer to either party by the other party any license or other right to use or permit third parties to use such party's proprietary technology, software or patents, or any other intellectual property.

5.03  Exclusivity and Proprietary Rights

      Any and all software (including, without limitation, the Internet Gaming Software) designed and developed by Dreamplay shall be the sole and exclusive property of Dreamplay until transferred by Dreamplay to the Company and until payment therefore is made by the Company to Dreamplay. The Company shall not and will not receive by this Agreement, or otherwise acquire, any interest therein whatsoever until such transfer and payment. Dreamplay shall have the right to hold in its name all copyright registrations or other registrations as may be appropriate until such transfer and payment.

5.04  Non-Competition

      For the term of this Agreement, as extended from time to time, and for the period of six months commencing thereafter, Dreamplay agrees that it will not, directly or indirectly, as sole proprietor, shareholder, director, employee, principal or partner, solicit the employees of the Company, the clients of the Company or carry on any activity similar to that carried on by them hereunder in competition with the business carried on by the Company as of the date hereof, without the prior written consent of the Company.


                             ARTICLE SIX
                    TERM, TERMINATION AND RENEWAL

6.01  Term

      This Agreement shall be effective as of April 1, 1998 and shall continue until December 1, 1999. This Agreement may be renewed for one (1) year terms by the mutual agreement of the parties hereto. For greater certainty, this Agreement supersedes the agreement dated April 16, 1997, between the parties relating to Dreamplay's development of software for the Company.

6.02  Termination

      This Agreement may be terminated by either party, without cause, upon sixty (60) days' written notice to the other party.


                            ARTICLE SEVEN
                        PAYMENTS AND NOTICES

7.01  Address for Notice

      All payments and notices shall be made by personal delivery or by mailing the same, postage prepaid:

      (a)  to Dreamplay at:    50 Wellington Street East
                          Top Floor
                          Toronto, Ontario, M5E 1C8
                          Canada

      (b)  to the Company at:  PO Box 551, 31 Broad Street
                          St Helier, Jersey JE4 8XN
                          Channel Islands

      or at such other address as either party may by notice specify, and if so mailed, shall be conclusively deemed to have been given and received on the fifth business day after the mailing thereof.


                            ARTICLE EIGHT
                      MISCELLANEOUS PROVISIONS

8.01  Governing Law

      This Agreement shall be construed and interpreted according to the laws of the province of Ontario.

8.02  Headings

      The heading in this Agreement are included for convenience only and shall not be used in construing or interpreting this Agreement.

8.03  Enurement

      The terms and conditions hereof shall be binding upon and shall inure to the benefit of the heirs, administrators, successors and assigns of the parties hereto.

8.04  Assignment

      This Agreement shall not be assignable by either party without the prior written consent of the other party which may not be withheld unreasonably.

8.05  Time

      Time shall be of the essence herein.

8.06  Currency

      Unless otherwise indicated, all amounts noted herein are expressed in US Dollars.

8.07  Further Assurances

      All of the parties hereto shall, at any time and from time to time, execute and deliver all further documents and assurances and do all things necessary or reasonably desirable to carry out the true intent and meaning of this Agreement, and to give effect to the terms hereof.

8.08  Waiver

      No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver in one instance be deemed to be a continuing waiver in any other instance.

8.09  Contravention

      Any provision or provisions of this Agreement or of the terms and conditions which in any way contravenes the law of any state, province or country in which this Agreement is effective, shall in such state, province or country, to the extent of such contravention of law, be deemed severable and shall not affect any other provision or provision hereof.

8.10  Counterparts

      This Agreement may be executed in counterparts.

           IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.



                               )    PlayStar Limited
                               )
---------------------          )
Witness                        )
                               )    Per:  ______________________
                               )          Director





                               )    Dreamplay Research Corp.
                               )
---------------------          )
Witness                        )
                               )    Per:  ______________________
                               )          Julius  Patta,   President, Director

                                                         EXHIBIT 23.2


                 CONSENT OF INDEPENDENT ACCOUNTANTS


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PlayStar Wyoming Holding Corp.

      We consent to the inclusion in this registration statement on Form S-4 of our report dated September 1, 1997 and March 18, 1998, on our audit of the financial statements of PlayStar Corporation. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                               /s/ FRUITMAN KATES

                               FRUITMAN KATES


Toronto, Ontario
April 20, 1998



                                       1